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Exhibit 10.17 - Lease: Embassy Row 500 Between EduTrek International, Inc., a
Georgia corporation (Tenant) and a Maryland Corporation (Landlord)


THIS LEASE (the "Lease") is made as of February 16, 1998 between CarrAmerica Realty Corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") known as "Embassy Row 500," the Parking Deck (as such term is defined in Section 42), and the land described on Appendix H (the "Land") located at 6600 Peachtree-Dunwoody Road, Atlanta, Georgia 30328. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

     1. Tenant: EduTrek International, Inc.

     2. Premises: 100% of the rentable square feet in the Building (there are 75,711 rentable square feet in the Building).

         Phase 1 of the Premises: 11,358 rentable square feet on Floor(s) 1 and 2 as demarcated on Appendix A.

         Phase 2 of the Premises: 43,571 rentable square feet on Floor(s) 1 and 2 as demarcated on Appendix A.

         Phase 3 of the Premises: 20,782 rentable square feet on Floor 3 as demarcated on Appendix A.

     3. Rentable Square Feet of the Premises: 75,711

     4. Tenant's Proportionate Share: 100% (based upon a total of 75,711 rentable square feet in the Building)

     5. Security Deposit: None

     6. Tenant's Real Estate Broker for this Lease: Cushman & Wakefield of Georgia, Inc.

     7. Landlord's Real Estate Broker for this Lease: CarrAmerica Realty Corporation

     8. Tenant Improvements: See the Tenant Improvement Agreement attached hereto as Appendix C.

     9. Commencement Date:

        The Commencement Date for Phase 1 of the Premises is the latter to occur of July 6, 1998 or the Completion Date (as defined in Appendix C) with respect to Phase 1 of the Premises. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for Phase 1 of the Premises.

        The Commencement Date for Phase 2 of the Premises is the latter to occur of December 1, 1998, or the Completion Date with respect to Phase 2 of the Premises. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for Phase 2 of the Premises. The Commencement Date for Phase 3 of the Premises is the latter to occur of January 1, 1999 or the Completion Date with respect to Phase 3 of the Premises. Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date for Phase 3 of the Premises.

     10. Termination Date/Term: One Hundred Thirty-Eight (138) months after the Commencement Date for Phase 1 of the Premises, or if the Commencement Date for Phase 1 of the Premises is not the first day of a month, then after the first day of the following month.

     11. Guarantor: None

     12. Base Amount: Seven and 10/100 Dollars ($7.10) times the total number of rentable square feet in the Building (based upon a total of 75,711 rentable square feet in the Building, the Base Amount thus equals $537,548.10); provided, however, the Base Amount for the calendar year in which the second anniversary of the Commencement

Date for Phase 1 of the Premises occurs shall be equal to the product of $537,548.10 multiplied by a fraction, the numerator of which is the actual number of days from the second anniversary of the Commencement Date for Phase 1 of the Premises through the 31st day of December in such year and the denominator of which is 365; and provided further, the Base Amount for the last year of the Term (if not a full calendar year) shall be equal to the product of $537,548.10 multiplied by a fraction, the numerator of which is the actual number of days in such last year of the Term and the denominator of which is
365. [See Special Stipulation 44 in Appendix F.]

     13. Base Rent: See the Base Rent schedule set forth on Appendix G which is hereby incorporated by reference into this Schedule.

     14. Legal Requirements: Any insurance requirement and any law, statute, ordinance, order, rule, regulation or requirement of a Governmental Authority.

     15. Governmental Authority: The United States, the state, county, city and political subdivision in which the Building is located or which exercises jurisdiction over the Building, and any agency, department, commission, board, bureau or instrumentality of any them which exercises jurisdiction over the Building.

     16. Modified BOMA Standard: The American National Standard Method of Measuring Floor Area in Office Buildings of the Building Owners and Managers Association International (ANSI Z65.1-1980; reaffirmed 1989 and approved June 21, 1989, including question and answer section), as same may be modified as shown on Appendix K. The BOMA Standard has been modified because of changes requested by Tenant.


1. LEASE AGREEMENT.

On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date for Phase 1 of the Premises and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

Subject to the provisions of of Appendix C, if with Landlord's consent (which consent shall not be unreasonably withheld) Tenant takes possession or enters into occupancy of Phase 1 of the Premises prior to the Commencement Date for Phase 1 of the Premises for any reason (it being agreed that Tenant shall not have the right to do business therein prior to such date without the prior written consent of Landlord, which consent shall not be unreasonably withheld), including for the purpose of preparing Phase 1 of the Premises for occupancy, such possession or occupancy shall be pursuant to all of the terms, covenants and conditions of this Lease, excluding the obligation to pay Base Rent for Phase 1 of the Premises, which shall commence on the Commencement Date for Phase 1 of the Premises.

Subject to the provisions of Appendix C, if with Landlord's consent (which consent shall not be unreasonably withheld) Tenant takes possession or enters into occupancy of Phase 2 of the Premises prior to the Commencement Date for Phase 2 of the Premises for any reason (it being agreed that Tenant shall not have the right to do business therein prior to such date without the prior written consent of Landlord, which consent shall not be unreasonably withheld), including for the purpose of preparing Phase 2 of the Premises for occupancy, such possession or occupancy shall be pursuant to all of the terms, covenants and conditions of this Lease, excluding the obligation to pay Base Rent for Phase 2 of the Premises, which shall commence on the Commencement Date for Phase 2 of the Premises.

Subject to the provisions of Appendix C, if with Landlord's consent (which consent shall not be unreasonably withheld) Tenant takes possession or enters into occupancy of Phase 3 of the Premises prior to the Commencement Date for Phase 3 of the Premises for any reason (it being agreed that Tenant shall not have the right to do business therein prior to such date without the prior written consent of Landlord, which consent shall not be unreasonably withheld), including for the purpose of preparing Phase 3 of the Premises for occupancy, such possession or occupancy shall be pursuant to all of the terms, covenants and conditions of this Lease, excluding the obligation to pay Base Rent for Phase 3 of the Premises, which shall commence on the Commencement Date for Phase 3 of the Premises.

Subject to the terms and conditions of this Lease, Tenant shall have access to the Premises, the Building parking facilities, and the Building loading dock twenty-four (24) hours per day, every day of the year during the Term.

2. RENT.

A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

CarrAmerica Realty Corporation
t/a Embassy Row 500
P.O. Box 198184
Atlanta, GA 30384-8184

or, alternatively, at Tenant's option, Tenant shall pay the following Rent by wire transfer as follows:

NationsBank, N.A. (South)
ABA Number 061-000-052
Account Number [To Be Determined by Landlord; wire transfers not permitted hereunder until such account is established by Landlord and notice of same is given to Tenant]

or to such other address or account as Landlord may notify Tenant:

(1) Base Rent in monthly installments in advance, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

(2) Operating Cost Share Rent in an amount equal to the Tenant's Proportionate Share of the excess of Operating Costs for the applicable Fiscal Year of the Lease (the "Excess Operating Costs") over the Base Amount, paid monthly in advance in an estimated amount. The definition of Operating Costs, and the method for billing and payment of Operating Cost Share Rent, are set forth in Sections 2B, 2C and 2D. [See Special Stipulation 44 in Appendix F.]

(3) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent and Operating Cost Share Rent, but including any interest for late payment of any item of Rent.

(4) Rent as used in this Lease means Base Rent, Operating Cost Share Rent, and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind except as otherwise expressly and specifically set forth in this Lease.

B. Payment of Operating Cost Share Rent.

(1) Payment of Estimated Operating Cost Share Rent. Landlord shall, in good faith, reasonably estimate the Operating Costs (including Taxes) of the Project by April 1 of each Fiscal Year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project.

Within ten (10) days after receiving the original or revised estimate from Landlord setting forth (a) an estimate of Operating Costs for a particular Fiscal Year, (b) the Base Amount, and (c) the resulting estimate of Excess Operating Costs for such Fiscal Year, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of the estimated Excess Operating Costs, multiplied by the number of months that have elapsed in the applicable Fiscal Year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

(2) Correction of Operating Cost Share Rent. Landlord shall deliver to Tenant a report for the previous Fiscal

Year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Operating Costs incurred, as certified by a financial officer of Landlord, (b) the Base Amount,
(c) the amount of Operating Cost Share Rent due from Tenant, and (d) the amount of Operating Cost Share Rent paid by Tenant. Within twenty (20) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due or, at Tenant's election by notice to Landlord, refund such excess to Tenant if Tenant is not in default under this Lease beyond any applicable notice and cure period (in the instance of a default, such excess shall be held as security for Tenant's performance, may be applied by Landlord to the extent necessary to cure any such default, and shall not be refunded until any such default is cured). In addition, if such excess Operating Cost Share Rent paid by Tenant is more than five percent (5%) of the amount of Tenant's Operating Cost Share Rent for such year, such credit or refund, as the case may be, shall be made together with interest at the Default Rate on the amount of such excess accruing from the first day of July of the calendar year for which such excess is applicable until the date of refund; provided, however, if a disproportionate amount of the excess Operating Cost Share Rent is collected by Landlord prior to or after July 1 of the applicable calendar year (calculated with reference to the actual amount of Tenant's Operating Cost Share Rent for such year if such amount were paid in equal monthly installments), the interest payable by Landlord, if any, on such excess shall be calculated in a manner so as to accrue only on the amount of such excess, as and when such excess is received by Landlord, and in a manner to give Landlord appropriate credit for any underpayments of Tenant's Operating Cost Share Rent and any payments thereof not made when due.

C. Definitions.

(1) Included Operating Costs. "Operating Costs" means any expenses, costs and disbursements of any kind, paid or incurred by Landlord in connection with the ownership, management, maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall include, without limitation, Taxes (defined below) and an annual management fee of four percent (4%) of the product of (i) the applicable rate per rentable square foot per annum for each respective year set forth below multiplied by (ii) the number of rentable square feet then existing in the Premises, to wit (the Commencement Date for Phase 1 of the Premises is abbreviated below as "CD 1"):

                       Rate Per Annum


Period                                        Per Rentable Square Foot
------                                        ------------------------
CD 1 - 12/31/98                                       $21.35
1/1/99 - 6/30/99                                      $21.35
7/1/99 - 6/30/00                                      $21.78
7/1/00 - 12/31/00                                     $21.78
1/1/01 - 12/31/01                                     $22.07
1/1/02 - 12/31/02                                     $22.37
1/1/03 - 12/31/03                                     $22.68
1/1/04 - 12/31/04                                     $22.98
1/1/05 - 12/31/05                                     $23.30
1/1/06 - 12/31/06                                     $23.63
1/1/07 - 12/31/07                                     $23.96
1/1/08 - 12/31/08                                     $24.30
1/1/09 - End of initial Term                          $24.64
Each calendar year of each Renewal Term               Base Rent rate per rsf per annum

Operating Costs shall also include the costs of any capital improvements which are intended to reduce Operating Costs or improve safety, and those made to keep the Project in compliance with governmental requirements applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included

Capital Item shall be amortized by Landlord, together with an amount equal to interest at the Prime Rate plus one and one-half percent (1.5%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls within the Term; and provided, further, with respect to any capital improvements which are intended to reduce Operating Costs, the amortized cost of such capital investment item shall not exceed the actual savings in Operating Costs in any given year, as reasonably estimated by Landlord.

As of the date of this Lease, Tenant leases all of the rentable area in the Building, and for so long as Tenant continues to lease all of the rentable area in the Building the following provisions in this grammatical paragraph shall not be applicable. If Tenant does not lease all of the rentable area in the Building and if the average occupancy level was less than ninety-five percent (95%) of the rentable area of the Building during any Fiscal Year, and if the Base Amount was calculated based on a projected average occupancy level of at least ninety-five percent (95%) of the rentable area of the Building, then, in those events, Landlord may reasonably adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had ninety-five percent (95%) of rentable area of the Building been occupied. This Equitable Adjustment shall apply only to Operating Costs (specifically including Taxes) which are variable and therefore increase as occupancy of the Building increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs. Notwithstanding the foregoing, in no event shall Landlord allocate Operating Costs hereunder to Tenant that when added to allocations of Operating Costs to tenants of the Building would result in Landlord being entitled to receive from all tenants of the Building more than 100% of Operating Costs.

Landlord and Tenant acknowledge that the Project is part of the development known on the date of this Lease as "Embassy Row" which does or may include other improvements (all land and improvements now or hereafter existing comprising the development now known as Embassy Row, including the Project, is herein referred to as the "Development"), and that certain of the costs of management, operation and maintenance of the Development shall, from time to time, be allocated among and shared by two or more of the improvements in the Development (including the Building). The determination of such costs and their allocation shall be made by Landlord in its reasonable discretion, consistent with the manner in which landlords of other first class developments in the Geographic Area customarily apportion such costs. Accordingly, the term "Operating Costs," as used in this Lease, shall, from time to time, include some costs, expenses, and taxes enumerated above which were incurred with respect to other improvements in the Development but which are allocated to and shared by the Building in accordance with the foregoing. Notwithstanding the foregoing, Tenant understands and agrees that its rights to use other portions of the development of which the Building is a part are those available to the general public and that this Lease does not grant to Tenant additional rights of use.

(2) Excluded Operating Costs. Operating Costs shall not include:

(a) costs of alterations of tenant premises;

(b) costs of capital improvements other than Included Capital Items;

(c) interest and principal payments on mortgages or any other debt costs (except to the extent otherwise permitted by this Lease), or rental payments on any ground lease of the Project (except to the extent such rental represents the payment of taxes and insurance);

(d) real estate brokers' leasing commissions;

(e) legal fees, space planner fees and advertising expenses incurred with regard to leasing the Building or portions thereof;

(f) any cost or expenditure for the repair or replacement of any item which is covered under a warranty or for which Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

(g) the cost of any service or work furnished to any office tenant of the Project which Landlord does not make available to Tenant;

(h) depreciation and amortization (except on any Included Capital Items);

(i) franchise or income taxes imposed upon Landlord, except to the extent imposed in lieu of all or any part of Taxes;

(j) costs of correcting defects in construction of the Project, including costs to correct any violation (not caused by Tenant, its employees or agents) of any Legal Requirement which was in effect at the completion of such construction (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Project in light of their specifications), and costs of tools and equipment used in the initial construction of the Project;

(k) legal and auditing fees which are for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

(l) the wages of any employee for services not related directly to the management, maintenance, operation and repair of the Building;

(m) fines, penalties and interest (except to the extent otherwise expressly permitted by this Lease);

(n) any costs representing any amount paid to Landlord, or to any person, firm, or entity related to Landlord, for services and materials to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation;

(o) the cost of repairs incurred by reason of fire or other casualty or by the exercise of eminent domain;

(p) estate, inheritance, gift, transfer, net worth, intangibles, franchise and income taxes of Landlord (but in no event shall this subsection exclude rent taxes, business license taxes, or any net worth, franchise or income tax assessment, tax, levy, imposition or charge in lieu of or in addition to real estate taxes);

(q) compensation paid to officers and executives of Landlord above the level of senior property manager or controller (but it is understood that the on-site building manager and other on-site employees below the grade of building manager may carry a title such as vice president and the salaries and related benefits of these officers/employees of Landlord would be allowable Operating Costs under this Lease);

(r) costs incurred solely as a result of the violation by Landlord of the terms and conditions of any lease, provided such costs would not otherwise be incurred in the absence of such violation of the terms and conditions of any lease;

(s) costs incurred to remove or encapsulate asbestos or other Hazardous Substances; and

(t) costs of acquiring sculptures, paintings and other objects of art.

(3) Taxes. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interest of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all reasonable fees and other reasonable costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

For any year, the amount to be included in Taxes (a) from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any such election pursuant to the preceding clause (b) shall be made by Landlord in a reasonable and consistent manner. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

Taxes shall not include any net income (except Rent Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

(4) Lease Year. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date for Phase 1 of the Premises, except that if the Commencement Date for Phase 1 of the Premises is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date for Phase 1 of the Premises through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

(5) Fiscal Year. "Fiscal Year" means the calendar year, except that the first Fiscal Year and the last Fiscal Year of the Term may be a partial calendar year.

D. Computation of Base Rent and Rent Adjustments.

(1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent, Operating Cost Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the Fiscal Year, Operating Cost Share Rent shall be prorated for the applicable Fiscal Year.

(2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the Default Rate. Any sum due from Landlord to Tenant not paid when due shall bear interest from the date due until paid at the Default Rate. As used herein, the term "Default Rate" means the Prime Rate plus three percent (3%) per annum. As used herein, the term "Prime Rate" means the prime rate of interest published in the Money Rates Table in the Wall Street Journal, or if unavailable in the Wall Street Journal, as published in the Money Rates Table in the New York Times, or if unavailable in the New York Times, the prime rate of interest announced publicly from time to time by Citibank, N.A., New York, New York, or its successor, or should Citibank, N.A., or its successor, abolish or abandon the practice of publishing its prime rate at any time during the Term, then Landlord and Tenant shall mutually agree upon a comparable reference rate which shall be deemed to be the Prime Rate hereunder.

(3) Rent Adjustments. The square footage of the Premises and the Building set forth in the Schedule are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one Fiscal Year relates to more than one Fiscal Year, Landlord may proportionately allocate such Operating Cost among the related Fiscal Years.

(4) Books and Records. Landlord shall maintain books and records reflecting the Operating Costs (including Taxes) in accordance with sound accounting and management practices. Tenant and one of the independent nationally recognized so-called "Big Six" certified public accountant firms shall have the right to inspect and/or audit Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours during the one hundred eighty (180) days following the respective delivery of the Operating Cost Report. Tenant agrees that such inspection and/or audit shall be conducted in a manner designed not to unreasonably interfere with the conduct of Landlord's business. The inspection and/or audit shall be limited to that portion of Landlord's books and records pertaining only to the Operating Costs for the preceding calendar year, unless the inspection and/or audit proves that Landlord's calculation of Operating Costs was in error, in which case Tenant shall have the right to inspect and/or audit Landlord's books and records for prior years pertaining only to such erroneous component of Operating Costs. The results of any such inspection and/or audit shall be kept strictly confidential by Tenant and its agents, and Tenant and such certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Development. Unless Tenant sends to Landlord any written exception to either such report within said one hundred eighty (180) day period, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord may cause its independent certified public accountant or shall select and cause another firm with at least five (5) years of experience in auditing the books and records of commercial office projects to issue a report in response to Tenant's exception. Any dispute between Landlord and Tenant with respect to Operating Costs arising by reason of Tenant's audit shall be determined by arbitration by a panel of three arbitrators in accordance with the rules and regulations for commercial matters then obtaining of the American Arbitration Association or its successor (hereinafter referred to as the "AAA"). The determination of the arbitrators shall be final, binding and conclusive on Landlord and Tenant, and judgment say be rendered thereon by any court having jurisdiction, upon application of either Landlord or Tenant. Each party shall have the right to select one of the arbitrators, and the third arbitrator, who shall, be a competent and impartial person with at least ten (10) years' experience in office management accounting in the Geographic Area, shall be selected by the other two arbitrators or, failing agreement by them, the AAA.

(5) Miscellaneous. So long as Tenant is in default of any monetary obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord; any such refund may be applied by Landlord to the extent necessary to cure any such monetary default, and if the monetary default is so cured by Landlord the refund remaining after such application shall be promptly paid to Tenant. If this Lease is terminated for any reason prior to the annual determination of Operating Cost Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Cost Share Rent, without payment of interest.

3 PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

A. Condition of Premises. Except as otherwise expressly provided in Appendix C, Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises of which Tenant has taken possession was in good order, repair and condition, except for any "punch list" items (as that term is used in the construction industry) noted by Tenant in writing to Landlord within sixty (60) days after taking possession pursuant to any inspection of the Premises made by Tenant with Landlord within such sixty (60) day period and except for latent defects not discoverable by reasonable diligence by Tenant.

C. Maintenance. Throughout the Term, Tenant shall maintain each Phase of the Premises in their condition as of the applicable Completion Date with respect to each Phase of the Premises, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

4 PROJECT SERVICES.

Landlord shall furnish services as follows:

A. Heating and Air Conditioning. During the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday, and 7:00 a.m. to 1:00 p.m. on Saturday and Sunday, all exclusive of Holidays, as defined below, Landlord shall furnish heating and air conditioning in season to maintain conditions inside the occupied or utilized portions of the Premises as follows:

(i) not more than 75 degrees Fahrenheit and 50% relative humidity (plus or minus 5%) when the outside temperature does not exceed 94 degrees Fahrenheit dry bulb and 74 degrees Fahrenheit wet bulb;

(ii) not less than a minimum temperature of 70 degrees Fahrenheit when the outside temperature is not less than 17 degrees Fahrenheit; and

(iii) reasonable temperatures when outside conditions are not within the ranges established in clauses (i) and (ii) above provided, that reasonable adjustments to such standards will be made for specific activities of Tenant (including the design and location of Tenant improvements, lighting and equipment, and the density of Tenant's occupancy, it being understood that the foregoing design conditions are based on a population design of one occupant per 150 square feet of usable area), and provided, further, reasonable adjustments to such standards will be made to the extent Tenant installs equipment which adversely affects the temperature maintained by the air conditioning system. If Tenant installs such equipment, (a) Landlord may, unless Tenant releases Landlord from its obligation to provide air conditioning in compliance with such standards in the area in question, install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of design, installation, operation and maintenance thereof, or (b) Tenant shall, subject to the provisions of Section 5 below, install supplementary air conditioning units in the Premises, and Tenant shall pay all costs to design and install same and Tenant shall pay to Landlord upon demand as Additional Rent the cost of the operation and maintenance thereof. The following dates shall constitute "Holidays", as that term is used in this Lease: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Friday following Thanksgiving Day, Christmas, and any other holiday generally recognized as such by the majority of the landlords of office space in the Geographic Area, as determined by Landlord in good faith. If, in the case of any specific holiday mentioned in the preceding sentence, a different day shall be observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia on account of said holiday shall constitute the Holiday under this Lease.

Landlord shall furnish heating and air conditioning after business hours if Tenant provides Landlord reasonable prior notice, and pays Landlord as Additional Rent all then current charges for such additional heating or air conditioning, all at Landlord's actual aggregate cost (including reasonable administrative cost) with no mark-up, provided that there shall be a two (2) hour minimum charge each time any such additional services are provided. In determining such cost, the cost shall include, but is not limited to, the water cost, power cost, labor cost, management cost, accounting cost, and maintenance cost (including supplies, repairs and a reserve for replacements) but excluding any depreciation cost. If Tenant does not lease all of the rentable area of the Building, Landlord may, at Tenant's expense, add a separate meter(s) to measure the electricity and water consumed to provide such additional services.

B. Elevators. Except as otherwise provided in the following sentence, Landlord shall provide passenger elevator service (by means of all elevators in the Building) at all times throughout the Term to Tenant in common with Landlord and all other tenants. Landlord shall provide limited passenger service (at least one elevator) at times when the elevators are being maintained or repaired; in case of an emergency, there may be no elevator service.

C. Electricity. Landlord shall provide sufficient electricity to operate normal office lighting and equipment. Tenant shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Landlord. If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption (including consumption for computer or telephone rooms and special HVAC equipment) shall be submetered by Landlord at Tenant's expense, and Tenant shall reimburse Landlord as Additional Rent for the cost of its submetered consumption based upon Landlord's average cost of electricity. Such Additional Rent shall be in addition to Tenant's obligations pursuant to
Section 2A(2) to pay its Proportionate Share of Operating Costs.

As used above, the term "sufficient electricity to operate normal office lighting and equipment" means sufficient electrical capacity to operate (i) incandescent lights, typewriters, calculating machines, photocopying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3.0 watts per Rentable Square Foot; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per Rentable Square Foot (each such rated electrical design load to be hereinafter referred to as the "Building Standard Rated Electrical Design Load"). Should Tenant's total rated electrical demand load for the entire Premises or any portion thereof (including, but not limited to, computer or telephone rooms) exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant's electrical design requires low voltage or high voltage circuits in excess of Tenant's share of the building standard circuits, Landlord will (at Tenant's expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the "Additional Electrical Equipment"). If the Additional Electrical Equipment is installed because Tenant's low voltage or high voltage rated electrical demand load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant's expense) to measure the electricity used through the Additional Electrical Equipment. The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld). All reasonable expenses incurred by Landlord in connection with the review and approval of any Additional Electrical Equipment shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any actual accounting expenses incurred by Landlord in connection with the metering thereof.

D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished for any other purpose as Additional Rent at Landlord's actual aggregate cost (including reasonable administrative cost) with no mark-up. In determining such cost, the cost shall include, but is not limited to, the water cost, labor cost, management cost, accounting cost, and maintenance cost (including supplies, repairs and a reserve for replacements) but excluding any depreciation cost. Tenant shall not permit water to be wasted. With Landlord's prior written consent (which shall not be unreasonably withheld), Tenant may use the base building condenser water for the operation of on-floor HVAC package units in the Premises, and Tenant shall pay Landlord monthly as Additional Rent hereunder the actual cost of providing such additional water services. If Tenant does not lease all of the rentable area of the Building, Landlord may, at Tenant's expense, add a separate meter(s) to measure the water consumed in providing such additional water services.

E. Janitorial Service. Landlord shall furnish janitorial service as described in Appendix D. In the event Tenant desires any janitorial services other than those services described in Appendix D, Landlord shall use its reasonable, good faith efforts to provide such services and Tenant shall pay Landlord monthly as Additional Rent hereunder the actual cost of providing such additional services.

F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this Section 4, or any cessation thereof resulting from any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of Rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 arising from Landlord's negligence causes the Premises to be untenantable for a period of at least three (3) consecutive business days (it being agreed that Sunday shall not be considered a business day for purposes of this Subsection F), monthly Base Rent shall be thereafter abated proportionately until the service is restored.

G. Light Fixtures. Landlord shall replace fluorescent lamps and ballasts in the fluorescent light fixtures installed in the Premises. Landlord shall also replace incandescent lights.

H. Services Standard. During the Term, Landlord will use reasonable efforts to cause the Building to be operated and managed in accordance with the standards of other similar class A, multi-tenant office buildings (using a so-called basket approach, and not by reference to any one specific office building) now located within the central perimeter submarket of Atlanta, Georgia (bounded on the west by Roswell Road and I-285, on the east by Chamblee Dunwoody Road and I-285, on the north by Northridge Road, and on the south by the Glenridge Connector; the "Geographic Area"), provided that Landlord shall not be obligated to incur capital expenditures not reimbursable as Operating Costs under this Lease in order to comply with such agreement, and provided further that nothing contained in this sentence is intended to or shall be construed to require Landlord to provide any services other than those expressly set forth in this Lease, and provided further, electrical, heat, air conditioning and janitorial service shall be deemed to satisfy the requirements set forth in this sentence if such services satisfy the applicable standards set forth in this Lease.

5 ALTERATIONS AND REPAIRS.

A. Landlord's Consent and Conditions.

Tenant shall not make any improvements or alterations to the Premises or any portion thereof (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld) unless (a) the cost thereof is less than $15,000.00, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work will not impact any other tenant's premises, and (d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's standard charge for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) adversely impacts the base structural components or systems of the Building, or (b) adversely impacts any other tenant's premises.

Tenant shall reimburse Landlord for its reasonable costs actually incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Sections 5D and 5E below.

The following requirements shall apply to all Work:

(1) Prior to commencement, Tenant shall furnish to Landlord building permits, certificates of insurance satisfactory to Landlord, and with respect to Work which is estimated to cost in excess of $100,000.00, at Landlord's request, security for payment of all costs in such form and amount as Landlord may reasonably request.

(2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Project and shall avoid interference with other work to be performed or services to be rendered in the Project.

(3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all Legal Requirements.

(4) Tenant shall perform all Work so as to minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

(5) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Projects" in effect at the time the Work is performed.

(6) Tenant shall permit Landlord to supervise all Work. Landlord may charge a supervisory fee not to exceed three percent (3%) of labor, material, and all other costs of the Work, if Landlord's employees or contractors perform the Work.

(7) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials, and all other close-out documentation required in Landlord's "Policies, Rules and Procedures for Construction Projects".

B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Legal Requirement. Landlord shall use reasonable efforts to cause any such work to be carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business in the Premises; provided, however, Landlord shall not be required to perform any such work at times other than during ordinary business hours, except that, other than in an emergency situation, Tenant may require any such work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other additional expenses incurred to perform such work after business hours. Except in the case of an emergency, Landlord shall consult with Tenant regarding the scheduling for such work and, subject to the preceding sentence, shall adhere to Tenant's reasonable scheduling requests. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant on demand.

C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest, if any, only. If any lien shall be filed or claim of lien made for work or materials furnished by or on behalf of Tenant, then Tenant shall at its expense within ten (10) days thereafter either discharge or contest the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such ten (10) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand. The remedies provided herein shall be in addition to all other remedies available to Landlord. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to, or for the performance by, any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof. Tenant and any subtenants shall have no power to do any act or make any contract which may create or be the foundation of any lien, mortgage or other encumbrance upon the reversionary or other estate of Landlord, or any interest of Landlord in the Premises. NOTICE IS HEREBY GIVEN THAT LANDLORD IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING THE PREMISES OR ANY PART THEREOF, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE PROJECT.

D. Ownership of Improvements. All Work as defined in this Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, constructed in the Premises by either Landlord or Tenant,
(i) shall become Landlord's property upon installation without compensation to Tenant, unless

Landlord consents otherwise in writing, and (ii) shall at Landlord's option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant's right to possession, or (b) be removed in accordance with Subsection 5E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal, which waiver Landlord agrees shall not be unreasonably withheld; Landlord will be deemed to be acting reasonably in withholding such waiver if the Work adversely impacts the base structural components or systems of the Building or if the Work, as-built, would decrease the number of rentable square feet in the Premises). Landlord's waiver shall be deemed to have been given on any Work that does not require Landlord's consent pursuant to Subsection 5A above.

E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 5D, and any improvements to any portion of the Project other than the Premises. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

6 USE OF PREMISES. Tenant shall use the Premises only as a school or educational facility, including any related activities in furtherance thereof, including food concessions and dining facilities (but for use only by Tenant's students, guests, and employees, and not by the general public), book stores (open only to Tenant's students, guests, and employees, and not to the general public), classrooms and training facilities, and for general office and administrative office purposes, all of the foregoing uses subject always to Legal Requirements, and no other use. Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Except as otherwise permitted pursuant to the provisions of Section 28 below, Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

Pursuant to the provisions of Special Stipulation 31 of Appendix F to this Lease, Appendix C, and Appendix J, Landlord is required to complete the Base Building and Parking Deck in compliance with Legal Requirements, including the Americans with Disabilities Act as it applies to the Base Building (but not as to the Initial Improvements), taking into account in the Base Building design that the Premises will be a "place of public accommodation" under the Americans with Disabilities Act. The allocation between Landlord and Tenant of the cost to construct the Base Building is set forth in Appendixes C and J. Provided that Landlord has complied with such obligation with respect to the Base Building and Parking Deck, if any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws.

7 LEGAL REQUIREMENTS AND BUILDING RULES. Tenant shall comply with all Legal Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project from time to time by Landlord; provided, however, Tenant shall not be bound by any new rule or regulation if the same (i) is in conflict with or inconsistent with any of the provisions of this Lease, or (ii) unreasonably and adversely diminishes, limits or restricts Tenant's rights, powers or privileges under this Lease. The present rules and regulations are contained in Appendix B. Landlord agrees that the rules and regulations will not be enforced against Tenant in a discriminatory manner. Whenever the rules and regulations conflict with the provisions of the body of this Lease, the provisions of the Lease shall govern. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or make Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of Section 5 of this Lease and also Landlord's "Policies, Rules and Regulations for Construction Projects".

8 WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant.

B. Indemnification. Subject to Subsection 8A, Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises (unless caused by the willful misconduct, gross negligence or negligence of Landlord or its agents, contractors or employees acting within the scope of their authority or employment) or from any other act or omission or negligence of Tenant or any of Tenant's employees or agents. Tenant's obligations under this section shall survive the termination of this Lease.

Subject to Subsection 8A, Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from any act or omission or negligence of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000).

(2) Property Insurance against "All Risks" of physical loss covering the replacement cost of all improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation in favor of Landlord.

(3) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident              $500,000
Disease--Policy Limit      $500,000
Disease--Each Employee     $500,000

Such workers' compensation or similar insurance shall contain, if available in the market, a waiver of subrogation provision in favor of Landlord and its agents.

Tenant's insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord's building manager or agent and ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Section 8C(1). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval (which approval shall not be unreasonably withheld), and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have a A.M. Best rating of A VI or better.

Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

(1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

(2) Workers' compensation or similar insurance in form and amounts required by law, and Employer's Liability with not less than the following limits:

Each Accident              $500,000
Disease--Policy Limit      $500,000
Disease--Each Employee     $500,000

Such workers' compensation or similar insurance shall contain, if available in the market, a waiver of subrogation provision in favor of Landlord and its agents.

Tenant's contractor's insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord's building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant's contractor's insurance policies.

D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Landlord shall deliver to Tenant certificates evidencing all insurance required of Landlord no later than five
(5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

E. Landlord's Insurance. Landlord shall maintain "All-Risk" property insurance at replacement cost, including loss of rents, on the Building, and Commercial General Liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project, including with annual deductibles not to exceed reasonable deductibles.

F. Waiver of Subrogation. With respect to property insurance, Landlord and Tenant mutually waive all rights of subrogation, and the respective "All-Risk" coverage property insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

9 FIRE AND OTHER CASUALTY.

A. Termination. If a fire or other casualty causes substantial damage to the Project or the Premises, Landlord shall engage a registered and responsible architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Project and the Premises to tenantability, using standard working methods (the "Restoration Period"). The Restoration Period determined by the architect selected by Landlord shall be binding on Landlord and Tenant. If the Restoration Period exceeds (i) twelve
(12) months from the beginning of the restoration, or (ii) two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate; provided, however, that Tenant shall have the right to nullify any such notice of termination given by Landlord pursuant to an event in clause (ii) above if at the time such notice is given an option to extend the Term of this Lease for a Renewal Term pursuant to Section 32 remains unexercised and Tenant shall irrevocably exercise such extension option by giving both the non-binding and binding notices contemplated by
Section 32 within ten (10) days after the receipt of such notice from Landlord, in which event Landlord's notice of such termination shall be of no force or effect. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

B. Restoration. If a casualty causes damage to the Project or the Premises but this Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Project and the Premises subject to current Legal Requirements. Tenant shall replace its damaged improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except that, to the extent the loss of Rent is not covered and paid by insurance carried by Landlord, such Rent shall not be abated if the casualty results from the negligence or willful misconduct of Tenant, or its employees or agents. If Landlord is required under this Section 9 to repair and rebuild the Project or Premises and for any reason whatsoever other than and to the extent of delays actually caused by Tenant (including Tenant Delay, as such term is defined in Appendix C), fails to commence to repair and rebuild the damaged portion of the Building or Premises to the extent required of Landlord hereunder following damage or destruction within ninety (90) days after the date when such damage or destruction occurred (subject to extension for the period of any delays resulting from causes beyond the reasonable control of Landlord, including Tenant Delay), Tenant shall have the right to cancel and terminate this Lease upon delivery of notice to Landlord delivered not more than twenty (20) days after the expiration of such ninety (90) day period, as same may be extended for delays resulting from causes beyond the reasonable control of Landlord, and, further, if Landlord does not substantially complete such repairs and restoration within the Restoration Period (subject to extension for the period of any delays resulting from causes beyond the reasonable control of Landlord, including Tenant Delay) or if after commencing such repairs or restoration Landlord permanently abandons the repair or restoration work, Tenant shall have the right to cancel and terminate this Lease upon delivery of notice to Landlord delivered not more than ninety (90) days after the expiration of such Restoration Period, as same may be extended for delays resulting from causes beyond the reasonable control of Landlord. Upon any such notice of termination being given by Tenant in accordance with the terms of this Subsection 9B, the Term of this Lease shall automatically terminate and end effective as of the date designated in such notice (but in no event later than thirty (30) days after the date of such notice), such termination right being Tenant's sole and exclusive remedy hereunder (other than the abatement of Base Rent provided in this Subsection 9B) for such failure to commence or complete such repair or restoration work; provided, however, if Landlord is required under this Section 9 to repair and rebuild the Building or Premises and for any reason whatsoever other than and to the extent of delays actually caused by Tenant (including Tenant Delay), (i) Landlord fails to commence to repair and rebuild the damaged portion of the Building or Premises to the extent required of Landlord hereunder following damage or destruction within ninety (90) days after the date when such damage or destruction occurred (subject to extension for the period of any delays resulting from causes beyond the reasonable control of Landlord, including Tenant Delay), or (ii) the repair or restoration work is permanently abandoned by Landlord, or (iii) Landlord does not substantially complete such repairs and restoration within the Restoration Period after the date of the casualty (subject to extension for the period of any delays resulting from causes beyond the reasonable control of Landlord, including Tenant Delay), then Tenant shall also be entitled to the equitable remedy of seeking specific performance of Landlord's obligations under this Section 9 and/or a suit at law for actual damages (but not consequential, indirect or special damages) suffered or incurred by Tenant as a result thereof. Tenant expressly waives the right of self-help for any breach by Landlord of its obligations under this Section 9.

10 EMINENT DOMAIN. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. Landlord and Tenant agree that if Tenant is leasing and occupying the entire Building prior to any such taking, then a loss of ten percent (10%) or more of

Tenant's parking spaces in connection with such taking shall be deemed to be a "substantial" taking which gives Tenant the right to terminate this Lease pursuant to the provisions of the preceding sentence; provided, however, Tenant shall not have the right to terminate this Lease in such event if Landlord shall provide replacement parking spaces to Tenant in the portion of the parking facilities in the Development which are closest in proximity to the Building. If any substantial portion of the Project is taken without affecting the Premises, then Landlord may terminate this Lease as of the date of such taking. Rent shall be reduced from the date of the taking to such extent, if any, as may be fair and reasonable under all of the circumstances. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, however, nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for
(1) loss of business, (2) damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, (3) the unamortized cost of leasehold improvements to the extent same were installed at Tenant's expense and to the extent such costs were not reimbursed or contributed to by Landlord, and (4) the cost of moving, provided that no such claim shall diminish or adversely affect Landlord's award. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein. Notwithstanding anything to the contrary contained in this
Section 10, if, during the Term, the use or occupancy of any part of the Project or the Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Term. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Term. In the event of any such condemnation or taking and this Lease is not terminated pursuant to the provisions of this Section 10, Landlord shall promptly repair the Premises or the Project, as the case may be, to Building standard condition (with Landlord's Contribution as provided in Appendix C, without any supplement thereto) so that the remaining portion of the Premises, or the Project, as the case may be, shall constitute an architectural unit, fit for Tenant's occupancy and business; provided, however, that Landlord's obligation to repair hereunder shall be limited to the extent of the net proceeds made available to Landlord for such repair from any such condemnation or taking.

11 RIGHTS RESERVED TO LANDLORD.

Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

A. Name. To change the name or street address of the Building or the suite number(s) of the Premises. Except in the case of a change in the street address of the Building required by any Governmental Authority upon less than six (6) months notice to Landlord by the Governmental Authority, if Landlord changes the name or street address of the Building or the suite number(s) of the Premises upon less than six (6) months prior notice to Tenant, then Landlord shall reimburse Tenant for the reasonable costs actually incurred by Tenant to replace its then in-stock stationary and marketing brochures to reflect such change.

B. Signs. Subject to the provisions of Special Stipulations 33, 34 and 35 in Appendix F, to install and maintain any signs on the exterior and in the interior of the Building (but the signs on the interior of the Building shall be limited to signs required by Legal Requirements and other signs which are reasonably required in connection with the management of the Project), and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the exterior of the Building. Notwithstanding the foregoing to the contrary, from and after the date, if ever, that Tenant does not lease all of the rentable area in the Building, Landlord shall have the right, subject to the provisions of Special Stipulations 33, 34 and 35 in Appendix F, to install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building.

C. Window Treatments. To approve (which approval shall not be unreasonably withheld), prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the

Premises that may be visible from the exterior of the Building or any interior common area.

D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises (except for doors to Secure Areas designated by Tenant if Landlord is not required by law to have keys to such Secure Areas). Tenant shall not alter or add any lock or bolt without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, subject to the provisions below, Tenant shall be permitted to install locks or other access control devices for high security areas in the Premises (such areas designated by Tenant in writing to Landlord are herein referred to as the "Secured Areas"), and Tenant shall not be required to furnish Landlord with a duplicate set of keys or access control devices to the Secured Areas, and Landlord shall not be permitted to enter the Secured Areas (i) unless with the prior written consent of Tenant, which consent Tenant shall not unreasonably withhold or delay, or (ii) except in the case of an emergency. The Secured Areas shall not constitute more than fifteen percent (15%) of the total leasable area of the Premises and shall not eliminate access to the portion of the Premises which is not a Secured Area. Landlord shall not be required to perform any service to any Secured Area to which Landlord does not have access and for which access is necessary for the provision of such service.

E. Access. Upon prior reasonable notice (except in instances reasonably and in good faith deemed an emergency by Landlord or its agents or employees under all of the known facts and circumstances), to have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. Landlord shall use reasonable efforts to cause any such inspections and work to be carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business in the Premises; provided, however, Landlord shall not be required to perform any such inspections or work at times other than during ordinary business hours, except that, other than in an emergency situation, Tenant may require any such work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other additional expenses incurred to perform such work after business hours. Except in the case of an emergency, Landlord shall consult with Tenant regarding the scheduling for such work and, subject to the preceding sentence, shall adhere to Tenant's reasonable scheduling requests.

F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

H. Show Premises. To show the Premises to prospective purchasers, tenants (but only during the last 12 months of the Term of this Lease and at any time Tenant is in default hereunder after any applicable notice and cure period), brokers (but only during the last 12 months of the Term of this Lease and at any time Tenant is in default hereunder after any applicable notice and cure period), lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives reasonable prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

I. [Intentionally Omitted.]

J. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

K. Repairs and Alterations. To make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building. Landlord shall use reasonable efforts to cause any such repairs or alterations to be carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business in the Premises and Landlord may perform any such repairs or alterations during ordinary business hours, except that, other than in an emergency situation, Tenant may require any work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other additional expenses incurred to perform such work after business hours. Except in the case of an emergency, Landlord shall consult with Tenant regarding the scheduling for such work and, subject to the preceding sentence, shall adhere to Tenant's reasonable scheduling requests. Landlord may do or permit any work on any nearby building, land, street, alley or way; in connection therewith, Landlord shall use reasonable efforts to cause any such work to be carried out in a manner so as not to interfere unreasonably with the conduct of Tenant's business in the Premises and Landlord may perform any such work during ordinary business hours.

L. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

M. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

N. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

12. TENANT'S DEFAULT.

Any of the following shall constitute a default by Tenant:

A. Rent Default. Tenant fails to pay any Rent when due and such failure continues for five (5) days from the date such payment was due, and such failure shall continue for an additional five (5) days after written notice of such failure of payment; provided, however, such notice and such additional five (5) day cure period shall be required to be provided by Landlord and shall be accorded Tenant, if necessary, only two (2) times during any consecutive twelve
(12) month period;

B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or Section 28 Hazardous Substances, and in either case such default continues for five (5) days after written notice from Landlord, or such lesser period as is reasonably necessary to complete the cure;

C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and, in the case of only the first two (2) such failures during any consecutive twelve (12) month period, this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to ninety (90) days, or such lesser period as is reasonably necessary to complete the cure, and, in the case of the third (3rd) or more such failures during the same consecutive twelve (12) month period, this failure continues for two (2) days after written notice from Landlord, except that if Tenant begins to cure its failure within the two (2) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the two (2) day period shall be extended to ninety
(90) days, or such lesser period as is reasonably necessary to complete the cure;

D. Credit Default. One of the following credit defaults occurs:

(5) Tenant commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

(6) Tenant becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

(7) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

13. LANDLORD REMEDIES.

A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet to a third party in a bona fide arms length transaction any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and reletting expenses or concessions) shall be deemed prima facie to be the reasonable rental value for that portion of the Premises relet during the period of the reletting, and Tenant shall have the burden to prove that the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and reletting expenses or concessions) is not the reasonable rental value for that portion of the Premises relet during the period of the reletting.

C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating this Lease and Landlord takes possession of the Premises itself (it being agreed that Landlord may do so without thereby releasing Tenant from any liability hereunder), Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

E. WAIVER OF TRIAL BY JURY. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN FULTON COUNTY, GEORGIA, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

F. Litigation Costs. In the event either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney, or files suit upon the same, the non-prevailing (or defaulting) party shall pay the prevailing party's reasonable attorneys' fees and court costs, including, without limitation, the costs of any special master.

14. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Landlord requires Tenant to remove any alterations pursuant to the provisions of Subsection 5E above, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

15. HOLDOVER. Tenant shall have no right to holdover possession of the Premises after the expiration or termination of this Lease without Landlord's prior written consent, which consent may be withheld in Landlord's sole and absolute discretion. If Tenant retains possession of any part of the Premises after the end of the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that (i) with respect to any holdover of any portion of the Premises during the initial 30 days after the end of the Term, Tenant shall pay all of Base Rent and Operating Cost Share Rent at 115% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession, (ii) with respect to any holdover thereafter, Tenant shall pay all of Base Rent and Operating Cost Share Rent at 125% of the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession, and (iii) notwithstanding the notice provision of O.C.G.A. Section 44-7-7, as the same may be now or hereafter amended, Tenant expressly agrees that any such tenancy may be terminated by ten (10) days prior written notice by Landlord to Tenant. If Tenant retains possession of any part of the Premises for more than 60 days after the end of the Term without Landlord express written consent given to Tenant at any time after the full execution of this Lease, Tenant shall also pay Landlord all of Landlord's direct damages and consequential damages resulting from Tenant's holdover beyond the end of the Term (and not just Landlord's direct damages and consequential damages resulting from Tenant's holdover for more than 60 days after the end of the Term). No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies. The inclusion of the foregoing provisions shall not be construed as Landlord's consent for Tenant to hold over.

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

A. Subordination. Subject to the provisions of Special Stipulation 43 of Appendix F of this Lease, this Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, to all advances made or hereafter to be made upon the security of such ground lease or mortgage, to all amendments, modifications, renewals, consolidations, extensions and restatements of such ground lease or mortgage, and to any replacements and substitutions for such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within ten (10) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

B. Termination of Ground Lease or Foreclosure of Mortgage. Subject to the provisions of Special Stipulation 43 of Appendix F of this Lease, if any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given, or in the event of exercise of the power of sale under any mortgage, and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall, at the option of the ground lessor, mortgagee or purchaser, attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and in such event this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

D. Notice and Right to Cure. As of the date of this Lease, the Project is not subject to any ground lease or mortgage. Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified in any notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued. To the extent the immediately preceding sentence conflicts with or is inconsistent with the notice and cure rights set forth in any non-disturbance agreement entered into as provided in Section 43 of this Lease, the notice and cure rights set forth in any such non-disturbance shall control.

E. Definitions. As used in this Section 16, (i) "mortgage" shall include "deed of trust," "deed to secure debt," and/or "trust deed" and "mortgagee" shall include "beneficiary," "grantee," and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

17. ASSIGNMENT AND SUBLEASE.

A. In General. Except as otherwise expressly and specifically provided in Subsection 17B(b) below, Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses actually incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting, not to exceed $5,000.00 per request or review. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease to any person or entity which is not an Affiliate (as such term is defined in Subsection 17B(b) below) of Tenant, then any rights of Tenant to renew this Lease or to extend the Term or to lease additional space in the Development shall be extinguished thereby and will not be transferred to the assignee, all such rights being personal to the Tenant named herein. If Tenant shall sublet the Premises or any portion thereof to any person or entity which is not an Affiliate of Tenant, then any rights of Tenant to lease additional space in the Development shall be extinguished thereby and will not be transferred to the subtenant, all such rights being personal to the Tenant named herein. Except as otherwise expressly provided in Special Stipulation 34(D) of Appendix F of this Lease, if Tenant shall sublet the Premises or any portion thereof to any person or entity which is not an Affiliate of Tenant, then any rights of Tenant to renew this Lease or to extend the Term shall be extinguished thereby and will not be transferred to the subtenant, all such rights being personal to the Tenant named herein.

B. Landlord's Consent for Non-Affiliates; No Consent for Affiliates.

(a) Landlord will not unreasonably withhold, delay or condition its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease beyond any applicable notice and cure period, (ii) the proposed assignee or sublessee is a tenant in the Development and Landlord can accommodate such tenant's space needs in the Development, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, it being agreed that the net worth and credit rating of Tenant shall be taken into account by Landlord in its review of the financial responsibility of the proposed assignee or subtenant, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, or (v) the proposed assignment (as opposed to a sublease) is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent. Landlord will grant its consent to Tenant allowing its vendors, concessionaires and business partners (collectively, "Tenant's Business Associates") to use any portion or portions of the Premises which, together with any previously sublet or licensed portions of the Premises to Tenant's Business Associates, shall not exceed, in the aggregate, thirty percent (30%) of the rentable square feet of the Premises, as of the date of such subleasing/license, provided that the terms and conditions of this Section 17 shall be applicable to any such sublease or license, and further provided, that such use by Tenant's Business Associates shall not affect Tenant's express rights under the Special Stipulations annexed hereto as Appendix F to renew this Lease or to extend the Term or to lease additional space in the Development or to maintain signage or to exercise the right of first offer to purchase the Land and Building, such use to be treated as a sublease by an Affiliate of Tenant for purposes of said Appendix F as the provisions thereof relate to such express rights of Tenant thereunder.

(b) Provided Tenant is not in default under this Lease beyond any applicable notice and cure period, and subject to the terms and conditions contained herein, Tenant shall have the right, upon at least five (5) days' prior written notice to Landlord, to assign this Lease or to sublet the Premises to an Affiliate (as hereinafter defined) having a demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating which is equal to or greater than the demonstrated net worth determined in accordance with generally accepted accounting principles and credit rating of Tenant on the date of execution hereof (or, if then greater, on the date of such proposed transfer), without Landlord's consent; provided, however, such net worth test and credit rating test shall not be applicable with respect to any subletting of all or any portion of the Premises to an Affiliate of Tenant as defined in clause (i) in the next sentence (but shall be applicable to an Affiliate of Tenant as defined in clauses (ii) and (iii) in the next sentence). The term "Affiliate" as used in this Subsection 17B(b) shall mean (i) any a person or entity controlling, controlled by or under common control with Tenant or (ii) any corporation or other entity in which or with which Tenant is merged or consolidated or (iii) any person or entity which acquires all or substantially all of the assets of Tenant. The term "control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity. Provided, however, (i) no such assignment or subletting shall relieve Tenant of any of its obligations and liabilities to Landlord under this Lease (as same may be amended, modified, assigned, extended or renewed) and Tenant shall remain fully liable for the faithful performance of all covenants, terms and conditions of this Lease (as same may be amended, modified, assigned, extended or renewed) on the part of Tenant to be performed, (ii) such Affiliate of Tenant must be capable of fulfilling the obligations of Tenant under this Lease (as same may be amended, modified, assigned, extended or renewed), (iii) it must demonstrated by Tenant to Landlord's reasonable satisfaction that such merger, consolidation, or transfer is being consummated for a valid business purpose, and not principally for the purpose of transferring Tenant's interest in this Lease, and (iv) such Affiliate of Tenant must execute the agreement contemplated by Subsection 17C below. Any such assignment agreement shall provide that this Lease may not be further assigned without the prior written consent of Landlord, and any such sublease shall specify that such sublease shall not be assigned or the Premises or any part thereof further sublet without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

C. Procedure. With respect to a proposed assignment or sublease to a non-Affiliate of Tenant, Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. With respect to a proposed assignment or sublease to an Affiliate of Tenant, Tenant shall notify Landlord of any proposed assignment or sublease at least five (5) days prior to its proposed effective date. Each notice under this Subsection 17C shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease (including to an Affiliate), the assignee shall execute and deliver in form satisfactory to Landlord at least five (5) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease (including to an Affiliate), the subtenant shall execute and deliver in form satisfactory to Landlord at least five (5) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

D. Change of Management or Ownership. Any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 25% or more of the ownership interest in Tenant (any of the foregoing in this Subsection D being herein sometimes referred to as an "Ownership Transfer") shall constitute an assignment of this Lease. Notwithstanding the foregoing in this Subsection D to the contrary, if Tenant shall be a corporation whose stock is publicly traded on a nationally recognized securities exchange (including the NASDAQ over-the-counter market), then, except with respect to an Ownership Transfer in connection with the merger or consolidation of Tenant and except with respect to an Ownership Transfer in connection with the sale of all or substantially all of the assets of Tenant, any Ownership Transfer shall not be deemed to be an assignment of this Lease. In any event, any Ownership Transfer in connection with the merger or consolidation of Tenant or in connection with the sale of all or substantially all of the assets of Tenant shall constitute an assignment of this Lease.

E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises to any entity that is not an Affiliate of Tenant for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess (net of Tenant's Transfer Costs, as defined below) immediately upon receipt. "Tenant's Transfer Costs" means the outstanding balance from time to time of the sum of the following items: (1) the cost of any additional tenant improvements required for the assignment of this Lease or the subleasing of such portion of the Premises paid by Tenant; (2) reasonable leasing commissions paid by Tenant in connection with the assignment or sublease to the transferee, not to exceed the amount of such commissions customarily payable with respect to the leasing of office space in the Geographic Area; (3) rent abatements and other reasonable concessions granted by Tenant in connection with such assignment or sublease; (4) reasonable marketing expenses paid directly by Tenant to assign this Lease or sublease the space (to the extent not included in a brokerage commission paid by Tenant); and (5) reasonable attorney's fees and reasonable fees for other outside consultants incurred by Tenant in connection with such assignment or sublease.

F. Recapture. Landlord may, by giving written notice to Tenant within thirty
(30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease. Notwithstanding the foregoing, the provisions of this Subsection 17F shall not be applicable with respect to
(i) any assignment of this Lease to an Affiliate, or (ii) any subletting of the Premises or any portion thereof to an Affiliate, or (iii) any subletting of less than substantially all of the Premises, or (iv) any assignment of this Lease to any entity arising from the merger or consolidation of Tenant or to any entity which acquires all or substantially all of the assets of Tenant, or (v) any other Ownership Transfer.

18. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to

Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

19. ESTOPPEL CERTIFICATE. Each party shall, within ten (10) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

20. LANDLORD DEFAULT. The following events shall be deemed to be events of default by Landlord under this Lease: (a) Landlord shall fail to pay any sum of money payable by Landlord to or for the benefit of Tenant pursuant to the terms hereof and such failure shall continue for thirty (30) days after receipt by Landlord and any mortgagee of Landlord of written demand therefor (a "Landlord Monetary Default"); and (b) Landlord shall fail to comply with any agreement made under this Lease by Landlord relative to Landlord providing services to the Premises or to Landlord making repairs to or maintaining the Project (expressly excluding Landlord's obligations under Section 9 of this Lease), and shall not cure such failure within thirty (30) days after receipt by Landlord and any mortgagee of Landlord of written notice thereof (a "Landlord Non-Monetary Default"); provided, however, if any such default is of a nature that it can be cured and if Landlord in good faith commences to cure such default within such cure period, but due to the nature of such default it could not be cured within such cure period after due diligence, no event of default shall be deemed to have occurred at the end of the cure period if Landlord is then diligently and in good faith pursuing such cure to completion and completes such cure as promptly as reasonably possible under all of the circumstances. Upon the occurrence of any of the aforesaid events of default by Landlord, while the condition which gave rise to the event of default continues, Tenant shall have the option to pursue any one or more of the following remedies:

(i) In the case of a Landlord Monetary Default hereunder, Tenant shall have the right to set-off against and deduct from the Base Rent next due under this Lease the amount of any payment due Tenant hereunder, including Default Interest accrued thereon as provided in Section 2D(2).

(ii) In the case of a Landlord Non-Monetary Default hereunder, Tenant may perform such obligation which Landlord has failed to perform, and the actual, reasonable amount of the cost and expense reasonably incurred by Tenant to perform such obligation shall be paid by Landlord to Tenant. Tenant shall provide Landlord with copies of the invoice or other written evidence of the costs and expenses incurred by Tenant for which Tenant claims reimbursement. If Landlord shall fail to pay such costs and expenses within thirty (30) days after written demand therefor, Tenant shall have the right to deduct the amount due by Landlord to Tenant hereunder as an offset from Base Rent next due hereunder, including Default Interest accrued thereon as provided in Section 2D(2).

(iii) Pursuit by Tenant of any of the foregoing remedies shall not preclude pursuit of any other remedy herein provided or any other remedy provided by law or at equity, except for the remedies of self-help and set-off (the procedures for which are limited as described in clauses (i) and (ii) above) and except that Tenant may not terminate this Lease unless such right is otherwise expressly set forth in this Lease. The remedies set forth in clauses (i) and
(ii) above are in addition to and cumulative with the termination or rental abatement rights of Tenant expressly and specifically set forth elsewhere in this Lease. Any termination or rental abatement rights of Tenant expressly and specifically set forth elsewhere in this Lease may be exercised independently of any rights or remedies set forth in this Section 20 above. In no event shall the cure periods set forth in this Section 20 above extend the time periods set forth in this Lease with respect to the termination or rental abatement rights of Tenant expressly and specifically set forth elsewhere in this Lease.

(c) In the event a default by Landlord is cured by a third party, including, without limitation, any mortgagee of Landlord, such cure shall be deemed to be a cure by Landlord.

21. FORCE MAJEURE. Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure"). If, as a result of Force Majeure beyond the reasonable control of Tenant, Tenant is delayed in performing any of its obligations under this Lease, other than Tenant's obligation to pay Rent and all other charges and sums payable by Tenant hereunder, Tenant's performance shall be excused for a period equal to such delay and Tenant shall not during such period be considered to be in default under this Lease with respect to the obligation, performance of which has thus been delayed.

22. SPECIAL MASTER PROCEDURE. Landlord and Tenant hereby agree that, in the event of a default by Landlord or Tenant hereunder and the expiration of any applicable cure period, Landlord and Tenant shall have the right (but not the obligation), exercisable within thirty (30) days following the date of filing of its initial pleading (complaint or answer, as the case may be) in connection with such default, to request the court to appoint a special master in any legal proceedings instituted by Landlord or Tenant in connection with such default in order to attempt to expedite the entry or denial of a judgment or other decision in such proceedings; provided, however, notwithstanding the foregoing, in no event shall Tenant or Landlord be entitled to make any such request in any dispossessory, eviction or other action filed by Landlord which seeks to terminate this Lease or Tenant's right to possession of the Premises. For all purposes of this Lease, Landlord and Tenant hereby expressly approve and consent to the appointment of a special master in all such proceedings and consent and agree to be governed by the rules, regulations and procedures governing same, as same may be promulgated and in effect from time to time, and to be bound by all decisions and judgments (subject to appeals permitted by law) rendered as a result thereof or in connection therewith.

23. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

A. Landlord. To Landlord as follows:

CarrAmerica Realty Corporation
1600 Parkwood Circle, Suite 150
Atlanta, Georgia 30339
Attn:  Market Officer

with a copy to:
---------------

CarrAmerica Realty Corporation
1700 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Attn:  Lease Administration

and with a copy to:
-------------------

Withrow, McQuade & Olsen, LLP
3379 Peachtree Road, N.E.
Suite 970
Atlanta, Georgia 30326
Attn: Steven J. Olsen, Esq.

or to such other person at such other address as Landlord may designate by notice to Tenant.

B. Tenant. To Tenant as follows:

Prior to the Commencement Date for Phase 1 of the Premises:
-----------------------------------------------------------
EduTrek International, Inc.
3340 Peachtree Road, N.E.
Tower Place, Suite 2000
Atlanta, Georgia 30326
Attn: Chief Executive Officer

After the Commencement Date for Phase 1 of the Premises:
--------------------------------------------------------
EduTrek International, Inc.
6600 Peachtree-Dunwoody Road
Building 500, Suite 300
Atlanta, Georgia 30328
Attn: Chief Executive Officer

with a copy to:
---------------

Smith, Gambrell & Russell, LLP
Promenade II, Suite 3100
1230 Peachtree Street, N.E.
Atlanta, Georgia 30309
Attn: Arthur Jay Schwartz, Esq.

and with a copy to:
-------------------

Cushman & Wakefield of Georgia, Inc.
One Atlantic Center
1201 West Peachtree Street, Suite 3300
Atlanta, Georgia 30309
Attn: Messrs. Mark Christopher and Andy Ghertner

or to such other person at such other address as Tenant may designate by notice to Landlord.

Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

24. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, and subject to the terms and provisions of this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises for the Term against any party claiming through the Landlord.

25. REAL ESTATE BROKER. Cushman & Wakefield of Georgia, Inc. ("Tenant's Broker") is entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Tenant's Broker upon and subject to the terms of a separate written agreement between Landlord and Tenant's Broker. Tenant hereby authorizes Tenant's Broker and Landlord to identify Tenant as a tenant of the Building and to state the amount of space leased by Tenant in advertisements and promotional materials relating to the Building. Tenant represents and warrants to Landlord that, except with respect to Tenant's Broker which has acted as agent for Tenant (and not for Landlord) in this transaction, no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that, except with respect to Tenant's Broker, no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than Tenant's Broker) claiming to have dealt with Tenant, whether or not such claim is meritorious. The parties hereto do hereby acknowledge and agree that CarrAmerica Realty Corporation has acted as agent for Landlord in this transaction and shall be paid a commission by Landlord in connection with this transaction pursuant to the terms of a separate written commission agreement. CarrAmerica Realty Corporation has not acted as agent for Tenant in this transaction. Landlord hereby warrants and represents to Tenant that Landlord has not dealt with any broker, agent or finder other than CarrAmerica Realty Corporation in connection with this Lease, and, Landlord hereby agrees to indemnity and hold Tenant harmless from and against any and all loss, damage, liability, claim, judgment, cost or expense (including, but not limited to, reasonable attorneys' fees and court costs) that may be incurred or suffered by Tenant because of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder claiming to have represented Landlord.

26. MISCELLANEOUS.

A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within ten (10) days of Tenant's receipt of Landlord's statement.

C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

D. Time of the Essence. Time is of the essence of each provision of this Lease.

E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Project is located, without regard to the principles of conflicts of laws.

H.       [Intentionally Omitted]

I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

J. Landlord's Right to Cure. Subject to the provisions of Section 20, if Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant which remains uncured after any applicable notice and cure period; any expenses reasonably incurred shall become Additional Rent due from Tenant on demand by Landlord.

K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease. All Appendixes referenced in this Lease and attached hereto are incorporated herein by reference.

L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building; provided, however, Landlord covenants and agrees with Tenant that after the completion of the Base Building and of the initial leasehold improvements in the Premises, Landlord shall not construct any additional leasable office space on or above the roof of the Building and, provided further, Landlord shall not install or construct any permanent improvement outside the Building which would prevent or materially, adversely restrict access to the interior common areas of the Building or to the Premises.

Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

R. No Recording by Tenant. Except as otherwise expressly set forth in this Subsection 26R below, Tenant shall not record in any public records any memorandum or any portion of this Lease. Either contemporaneous with the execution of this Lease or at any time thereafter, either party hereto shall have the right to require the other party to execute a memorandum or short form of this Lease substantially in the form annexed hereto as Appendix N and to record the same in the public records of Fulton County, Georgia; the rent and other economic terms hereof shall not be disclosed in such memorandum or short form. Upon the request of Landlord following the expiration or termination of this Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release and/or cancellation instrument acknowledging the expiration or termination of this Lease and releasing any and all right, title and interest of Tenant in and to the Premises and all other portions of the Development under this Lease. Also upon the request of Landlord following the expiration, termination, waiver or lapse of any of the rights or options of Tenant provided for in this Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release instrument acknowledging the expiration, termination, waiver or lapse of such rights or options, as the case may be. The release and/or cancellation instruments contemplated herein shall be executed in proper form for recordation in the Office of the Clerk of the Superior Court of Fulton County, Georgia. Such agreement by Tenant shall survive the expiration or termination of this Lease. If Tenant shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Landlord, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder, and their respective successors and assigns, as such attorney-in-fact for that purpose.

S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises and except for Tenant's facing signage rights on the Building as expressly and specifically set forth in Special Stipulation 34 of Appendix F of this Lease and except for Tenant's monument signage rights as expressly and specifically set forth in Special Stipulation 35 of Appendix F of this Lease .

T. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

X. Late Charge and Interest on Late Payments. Without limiting the provisions of
Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) days after the same becomes due and payable, and, in the case of only the first two (2) such late payments in any 12 consecutive months, such failure continues for an additional five (5) days, then Tenant shall pay a late charge equal to the greater of two percent (2%) of the amount of such payment or $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2). Such late charge and interest shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

Y. Tenant's Financial Statements. Within ten (10) days after Landlord's written request therefor, Tenant shall deliver to Landlord the current audited annual and quarterly financial statements of Tenant, and annual audited financial statements of the two (2) years prior to the current year's financial statements, each with an opinion of a certified public accountant and including a balance sheet and profit and loss statement, all prepared in accordance with generally accepted accounting principles consistently applied. If Tenant shall have assigned this Lease to an Affiliate of Tenant, then the foregoing provisions in this Subsection Y shall not be applicable to the Affiliate, but the named Tenant herein shall continue to comply with this Subsection 26Y.

Z. No Estate. Notwithstanding anything contained in this Lease to the contrary, this Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein expressly provided.

27. UNRELATED BUSINESS INCOME. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides, and provided further, Tenant shall not be obligated to execute any such amendment which would have the effect of increasing the obligations or liability of Tenant hereunder or of unreasonably and adversely diminishing, limiting or restricting Tenant's rights, powers or privileges under this Lease.

28. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion, except for such Hazardous Substances as are commonly used or produced as a consequence of using the Premises for the permitted uses described in Section 6 above, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a "response action", as that term is defined in CERCLA, and so long as Tenant and its partners, employees, agents and contractors strictly comply with all applicable Legal Requirements concerning the use or storage of such Hazardous Substances. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Landlord shall not cause any Hazardous Substances to be placed, held, located or disposed of in the Premises or any part thereof, in a manner or quantity prohibited by federal or State of Georgia laws or regulations at the time such materials are placed in the Premises. Landlord hereby further agrees that it shall prohibit the Building architect and the base building general contractor from installing, or requiring the installation of, in the Premises, any Hazardous Substances in a manner or quantity prohibited by federal or State of Georgia laws or regulations. In the event, during the Term of this Lease, (i) the Premises is determined to contain any Hazardous Substances in a manner or quantity prohibited by such federal or State of Georgia laws or regulations, (ii) the federal government or the State of Georgia requires its removal or encapsulation during the Term of this Lease, and (iii) such Hazardous Substances was installed by Landlord or its agents, employees, contractors or suppliers, Landlord shall, at its cost and expense, cause such remedial measures to be taken as are necessary either to remove or (if permitted by applicable law) encapsulate such Hazardous Substances.

29. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

30. SPECIAL STIPULATIONS. To the extent the special stipulations attached hereto as Appendix F conflict with or are inconsistent with the foregoing provisions of this Lease or any exhibit or other appendix to this Lease, the special stipulations shall control.

IN WITNESS WHEREOF, the parties hereto have executed this Lease.

LANDLORD:

CarrAmerica Realty Corporation
a Maryland corporation


By:
   -------------------------------
Print Name:
           -----------------------
Print Title:
            ----------------------

TENANT:

EduTrek International, Inc.,
a Georgia corporation

By:
   -------------------------------
Print Name:
           -----------------------
Print Title:
            ----------------------

                                                                         Page

     APPENDIX A

     PLAN OF THE PREMISES


     (attach floor plan depicting the Premises; to be attached prior to Lease execution)


     APPENDIX B

     RULES AND REGULATIONS

1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's judgment, appear unsightly from outside of the Project.

2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project. Neither Tenant nor any employee or invitee of Tenant shall go upon the roof of the Project.

4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises except in the kitchen area shown in the Construction Documents (preparation of food and drinks for consumption in such kitchen area by Tenant's employees and guests excepted). Tenant shall use in a safe and proper manner all kitchen equipment which is installed in any such kitchen area pursuant to the Construction Documents. Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Legal Requirement or which may be dangerous to persons or property.

7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord and other than as are commonly used or produced as a consequence of using the Premises for the permitted uses described in Section 6 of the Lease.

8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of

                                                                         Page

telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

9. Subject to the provisions of Subsection 11D of this Lease regarding Secured Areas, no additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Tenant shall not change existing locks or the mechanism thereof. Upon termination of this Lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant.

In the event of the loss of keys so furnished, Tenant shall pay Landlord therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the keys originally furnished by Landlord for each lock. The cost of keys described in this paragraph shall not exceed a reasonable amount.

10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord.

11. No furniture, packages, supplies, equipment or merchandise will be received in the Project or carried up or down in the freight elevator, except between such hours and in such freight elevator as shall be designated by Landlord. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

12. [Intentionally Omitted.]

13. Tenant shall not use the name or address of the Project or any picture of the Project in any manner which in Landlord's reasonable opinion adversely impacts Landlord or the Project.

14. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

15. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage, which may arise from a cause other than Landlord's negligence, which includes keeping doors locked and other means of entry to the Premises closed and secured.

16. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

17. Tenant shall not advertise the business, profession or activities of Tenant conducted in the Project in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining to such business, profession or activities.

18. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

19. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

Accordingly:

(a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed

                                                                         Page

advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

(b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

(c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

20. Tenant shall not do or permit the manufacture of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.

21. Tenant shall not disturb the quiet enjoyment of any other tenant.

22. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by janitor or cleaning contractor or employees at all times satisfactory to Landlord.

23. Subject to the provisions of Subsections 11D, 11E and 11H of this Lease regarding Secured Areas, Landlord may retain a pass key to the Premises and be allowed admittance thereto at all times to enable its representatives to examine the Premises from time to time and to exhibit the same and Landlord may place and keep on the windows and doors of the Premises at any time signs advertising the Premises for Rent.

24. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord (Landlord's consent with respect to shades or other forms of window covering inside of the Premises shall not be unreasonably withheld), and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord (Landlord's consent with respect to shades or other forms of window covering inside of the Premises shall not be unreasonably withheld).

25. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

26. Subject to the provision of Special Stipulation 37 of Appendix F of this Lease, Tenant shall not install or operate any sound-producing instrument or device, radio receiver or transmitter, TV receiver or transmitter, or similar device in the Building in any manner which could reasonably be expected to unreasonably interfere with other tenants or licensees in the Development without in each instance the prior written approval of Landlord, nor install or operate any antenna, aerial, wires or other equipment inside or outside the Building, nor operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, without in each instance the prior written approval of Landlord, which approval shall not be unreasonably withheld. The use thereof, if permitted, shall be subject to the reasonable control by Landlord to the end that others shall not be unreasonably disturbed.

27. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

28. Tenant shall not in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

29. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance, such consent or approval may be granted or withheld in Landlord's sole discretion, and Landlord's satisfaction shall be determined in its sole

                                                                         Page
judgment.

30. Tenant and its employees shall cooperate in all fire drills conducted by Landlord in the Building.

Whenever the Rules and Regulations conflict with any of the rights or obligations of Tenant pursuant to the provisions of the body of this Lease, the provisions of the Lease shall govern.

         APPENDIX E

         COMMENCEMENT DATE CONFIRMATION

Landlord: CarrAmerica Realty Corporation

Tenant: EduTrek International, Inc., a Georgia corporation

This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of February 16, 1998 (the "Lease") for certain premises consisting of the entire rentable area in the building commonly known as Embassy Row 500 (the "Premises"). This Confirmation is made pursuant to Item 9 of the Schedule to the Lease.

1. Lease Commencement Date, Termination Date. Landlord and Tenant hereby agree that the Commencement Date for Phase __ of the Premises is _____________, 199__ , and the Termination Date of the Lease with respect to the entire Premises is _______________, 20__.

2. Acceptance of Premises. Tenant has inspected Phase __ of the Premises and affirms that such Phase of the Premises is acceptable in all respects in its current "as is" condition, except for any "punch list" items (as that term is used in the construction industry) noted by Tenant in writing to Landlord within sixty (60) days after taking possession pursuant to any inspection of the Premises made by Tenant with Landlord within such sixty (60) day period and except for latent defects not discoverable by reasonable diligence by Tenant.

3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.

TENANT:

EduTrek International, Inc.,
a Georgia corporation

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

LANDLORD:  CarrAmerica Realty Corporation

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

     APPENDIX F

     SPECIAL STIPULATIONS

                                                                         Page


31. Covenant to Construct Base Building. Landlord shall, at its expense (except for the costs to be borne by Tenant as otherwise provided in this Lease, including Appendixes C and J hereof), design and construct the Base Building (as defined in Appendix J) substantially in accordance with the base building plans and specifications (as such term is defined in Appendix J) and in compliance with Legal Requirements (including the Americans with Disabilities Act) in every material respect. Any Change Orders requested by Tenant to the Base Building shall be governed by the provisions of Appendix C.

32. Extension Options. Subject to Subsections B and D below, Tenant may at its option extend the Term of this Lease for four (4) successive periods of five (5) years each. Each such period is called a "Renewal Term", and the first such five
(5) year period is called the "First Renewal Term," the second such five (5) year period is called the "Second Renewal Term," the third such five (5) year period is called the "Third Renewal Term," and the fourth such five (5) year period is called the "Fourth Renewal Term". Notwithstanding the foregoing, the duration of one (1) of the Renewal Terms may be reduced in accordance with the provisions of Subsection 32D below. Each Renewal Term shall be upon the same terms contained in this Lease excluding the provisions of Appendixes C and J of this Lease and except for the payment of Base Rent during the Renewal Term; and any reference in the Lease to the "Term" of the Lease shall be deemed to include any Renewal Term and apply thereto, unless it is expressly provided otherwise. Tenant shall have no additional extension or renewal options.

A. The Base Rent during a Renewal Term shall be ninety-five percent (95%) of the Market Rate (defined hereinafter) for such space for a term commencing on the first day of the Renewal Term in question. "Market Rate" shall mean the then prevailing fair market rental rate (projected to the commencement date of the applicable Renewal Term) that would be agreed to by a landlord and a comparable tenant (including comparable size and creditworthiness) for comparable space at a comparable, first class building located within the Geographic Area (including other buildings in the Development), each of whom is willing, but neither of whom is compelled, to enter into a lease transaction for a comparable term commencing on the first day of the Renewal Term, taking into account all other relevant factors, including without limitation the following: (i) rental for comparable premises in comparable existing buildings within the Geographic Area (taking into consideration, without limitation, annual escalations; definition of net rentable area; age and location of the applicable buildings; and location and/or floor level within the applicable building); (ii) the rentable area of the premises being leased; (iii) the length of the pertinent rental term; (iv) the extent to which the work letter, rent credit, moving allowance or similar inducement given to Tenant is less than or greater than that which would have been given to a comparable new tenant in a comparable building; (v) the quality and credit worthiness of Tenant; (vi) the parking ratio made available to Tenant (excluding from such determination Tenant's Parking Spaces on the top two levels of the Parking Deck); and (vii) the provision of free parking (or lack thereof).

B. To exercise any option Tenant must deliver a non-binding notice and a binding notice as described in this Subsection B below.

(i) Tenant must deliver a non-binding notice to Landlord that Tenant desires to establish the Market Rate for the next Renewal Term not less than three hundred
(300) days prior to the expiration of the initial Term of this Lease, or the Renewal Term then in effect, as the case may be. Thereafter, the Market Rate for the particular Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. If Tenant fails to timely give such non-binding notice, Tenant will be conclusively deemed to have waived its right under this Section 32 to have the Market Rate determined prior to the date on which Tenant is obligated to provide a binding notice pursuant to the provisions of this Section 32 below.

(ii) If Tenant has timely given the non-binding notice required pursuant to the provisions of Subsection 32B(i) above, then, after the Market Rate for the particular Renewal Term is calculated pursuant to Subsection C below, Tenant must also deliver a binding notice to Landlord not less than one hundred eighty
(180) days prior to the expiration of the initial Term of this Lease, or the Renewal Term then in effect, as the case may be; provided, however, if Tenant has timely and properly given the non-binding notice pursuant to Subsection 32B(i) above as aforesaid, then Tenant shall have in any event at least three
(3) business days after the determination of the Market

                                                                         Page

Rate in accordance with Subsection 32C below to deliver the binding notice to Landlord as required by this Subsection 32B(ii). If Tenant has not timely given the non-binding notice required pursuant to the provisions of Subsection 32B(i) above, then Tenant must deliver a binding notice to Landlord not less than one hundred eighty (180) days prior to the expiration of the initial Term of this Lease, or the Renewal Term then in effect, as the case may be, and thereafter the Market Rate for the particular Renewal Term shall be calculated pursuant to Subsection C below and Landlord shall inform Tenant of the Market Rate. The calculation of Market Rate as determined in accordance with Subsection 32C below shall be final and shall not be recalculated at the actual commencement of such Renewal Term. If Tenant fails to timely give its binding notice of exercise, Tenant will be deemed to have waived its option to extend.

C. Market Rate shall be determined as follows:

(i) If Tenant shall have timely provided Landlord with its non-binding notice pursuant to Subsection 32B(i) above, then at some point between three hundred
(300) and two hundred seventy (270) days prior to the commencement of the applicable Renewal Term (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. On the other hand, if Tenant shall not have timely provided Landlord with its non-binding notice pursuant to Subsection 32B(i) above, but Tenant shall have timely provided Landlord with its binding notice pursuant to Subsection 32B(ii) above, then at some point between two hundred ten (210) and one hundred fifty (150) days prior to the commencement of the applicable Renewal Term (or, at Landlord's election, at an earlier point), Landlord shall calculate and inform Tenant of the Market Rate. In either case, if Tenant rejects the Market Rate as calculated by Landlord, Tenant shall inform Landlord of its rejection within ten (10) days after Tenant's receipt of Landlord's calculation, and Landlord and Tenant shall commence negotiations to agree upon the Market Rate. If Tenant fails to timely reject Landlord's calculation of the Market Rate it will be deemed to have accepted such calculation. If Landlord and Tenant are unable to reach agreement within twenty-one (21) days after Landlord's receipt of Tenant's notice of rejection, then the Market Rate shall be determined in accordance with (ii) below.

(ii) If Landlord and Tenant are unable to reach agreement on the Market Rate within said twenty-one (21) day period, then within seven (7) days, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Market Rate. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Market Rate shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with (iii) and (iv) below.

(iii) Within seven (7) days after the exchange of estimates, the parties shall select as an arbitrator an independent licensed real estate broker from an independent real estate brokerage company in Atlanta, Georgia each with at least ten (10) years of brokerage experience in leasing office space in the Atlanta metropolitan area and which has as its principal business the brokerage of office space for lease (a "Qualified Broker"). If the parties cannot agree on a Qualified Broker, then within a second period of seven (7) days, each shall select a Qualified Broker and within ten (10) days thereafter the two appointed Qualified Brokers shall select a third Qualified Broker and the third Qualified Broker shall be the sole arbitrator. If one party shall fail to select a Qualified Broker within the second seven (7) day period, then the Qualified Broker chosen by the other party shall be the sole arbitrator.

(iv) Within twenty-one (21) days after submission of the matter to the arbitrator or by any later date which may be agreed upon in writing by Landlord and Tenant, the arbitrator shall determine the Market Rate by choosing whichever of the estimates submitted by Landlord and Tenant the arbitrator judges to be more accurate. The arbitrator shall notify Landlord and Tenant of its decision, which shall be final and binding. If the arbitrator believes that expert advice would materially assist him, the arbitrator may retain one or more qualified persons to provide expert advice. If Tenant delivers its binding notice of exercise pursuant to Subsection 32B above, then the fees of the arbitrator and the expenses of the arbitration proceeding, including the fees of any expert witnesses retained by the arbitrator, shall be paid by the party whose estimate is not selected, and each party shall pay the fees of its respective counsel and the fees of any witness called by that party. If Tenant does not deliver its binding notice of exercise pursuant to Subsection 32B above, then Tenant shall pay the fees of the arbitrator and the expenses of the arbitration proceeding, including without limitation the fees of any expert witnesses retained by the arbitrator, the

                                                                         Page

fees of Tenant's counsel, the reasonable attorneys fees of Landlord's counsel, the fees of any witness called by Tenant, and the reasonable fees of any witness called by Landlord.

D. If, after the expiration of the then current Term of this Lease, Tenant shall have sublet any portion of the Premises within the Building to any person or entity which in not an Affiliate (as such term defined in Section 17B(b) of this Lease) of Tenant, then Tenant's options to extend the Term of this Lease for any and all remaining Renewal Terms shall be null and void and of no further force or effect. In addition, each of Tenant's options to extend this Lease is also subject to the conditions that: (i) on the date that Tenant delivers its non-binding notice described above, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, (ii) on the date that Tenant delivers its binding notice exercising an option to extend, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, (iii) Tenant shall not have assigned this Lease to any person or entity which in not an Affiliate of Tenant, and (iv) except as otherwise provided in this Subsection D below, Tenant shall not have sublet all or any portion of the Premises within the Building to any person or entity which is not an Affiliate of Tenant under a sublease which is effective at any time during the final twelve (12) months of the then current Term. If Tenant shall have sublet all or any portion of the Premises within the Building to any person or entity which in not an Affiliate of Tenant under a sublease which is effective at any time during the final twelve (12) months of the then current Term, then, subject to the other provisions of this Section 32 (including without limitation the penultimate sentence in this Subsection D), Tenant may exercise its option to extend the Term of the Lease for the next Renewal Term; provided, however, the duration of such Renewal Term shall be reduced from five (5) years to the period of time equal to sixty (60) months minus the number of months in the term of the First Sublease (defined below) from the commencement date thereof through the end of the then current Term of this Lease. If the duration of such Renewal Term is reduced as aforesaid, then each of Tenant's remaining options to extend this Lease is subject to the condition Tenant shall not have sublet all or any portion of the Premises within the Building to any person or entity which is not an Affiliate of Tenant under a sublease which is effective at any time during the final twelve (12) months of the then current Term. The term "First Sublease" means the first sublease entered into between Tenant and a non-Affiliate during the last three (3) years of the then current Term and which is effective at the end of the then current Term. For example, if the First Sublease commences with forty (40) months remaining in the initial Term, then the duration of the First Renewal Term shall be twenty (20) months (i.e., 60 - 40 = 20); and for further illustration purposes, if Tenant shall have sublet all or any portion of the Premises within the Building to any person or entity which in not an Affiliate of Tenant under a sublease which is effective at any time during the final twelve (12) months of said 20-month First Renewal Term, then Tenant's options to extend the Term of this Lease for all remaining Renewal Terms shall be null and void and of no further force or effect. Notwithstanding the foregoing to the contrary, Tenant's option to extend this Lease for a Renewal Term of a reduced duration as aforesaid is also subject to the conditions that: (i) on the date that Tenant delivers its non-binding notice described in Subsection 32B(i) above, no more than six (6) subleases to non-Affiliates of Tenant shall be in effect, and (ii) on the date that Tenant delivers its binding notice exercising its option to extend, no more than six (6) subleases to non-Affiliates of Tenant shall be in effect. Further, notwithstanding anything contained in Section 17 of the Lease to the contrary, if Tenant leases the Premises for a Renewal Term with a reduced duration pursuant to the provisions of this Subsection D, then, without Landlord's prior written consent (which consent Landlord may withhold in its sole and absolute discretion), no more than six (6) subleases to non-Affiliates of Tenant affecting the Premises or any portion or portions thereof shall be in effect at any one time.

E. As used in this Section, "Additional Available Space" shall mean up to 10,000 rentable square feet of contiguous office space in building 300, building 400 or building 600 in the Development which Landlord notifies Tenant shall be vacant, unencumbered and available for lease at the commencement of each Renewal Term in question (the extension option for which Tenant has exercised in accordance with the provisions of this Section 32 above), which Additional Available Space may be leased, in whole or in part, to Tenant as provided in this Subsection E. To exercise the option to lease the Additional Available Space, Tenant must deliver a binding notice to Landlord contemporaneously with the binding extension election notice described in Subsection 32B(ii) above that Tenant elects to expand the Premises to include all or a portion of the Additional Available Space in accordance with and subject to provisions of this Subsection E. The exact location, size and configuration of the Additional Available Space to be leased by Tenant shall be mutually agreed upon by Landlord and Tenant in the following manner: If Tenant desires to lease Additional Available Space, then contemporaneously with the delivery to Landlord of

                                                                         Page

Tenant's non-binding notice to extend the Term as provided in Subsection 32(B)(ii) above, Tenant shall give Landlord a non-binding notice of such desire. Within a reasonable period of time after Landlord's receipt of Tenant's non-binding notice expressing a desire to lease Additional Available Space, Landlord shall give Tenant written notice of the space in the Development which shall be Additional Available Space at the commencement of the next Renewal Term in question. Prior to the delivery to Landlord of its binding extension election notice described in Subsection 32B(ii) above, Landlord and Tenant shall agree on the location, size and configuration of the Additional Available Space that Tenant may lease at the commencement of the next Renewal Term pursuant to this Subsection E. Without limiting the generality of the foregoing, the following standards (the "Partial Floor Standard") shall apply to the Additional Available Space for each Renewal Term in question: (i) all such space shall be contiguous to itself, (ii) the remaining space on the floor shall be of a size and configuration which is marketable as office space for lease on reasonable commercial terms, and (iii) such space shall constitute not less than 2,000 rentable square feet nor more than 10,000 rentable square feet. Tenant does not have the right pursuant to this Subsection E to lease more than 10,000 rentable square feet of Additional Available Space at the commencement of any Renewal Term; however, with Landlord's written consent (which consent Landlord may withhold in its sole, absolute and arbitrary discretion), Landlord may allow Tenant to lease more than 10,000 rentable square feet of Additional Available Space at the commencement of any Renewal Term. The Additional Available Space shall be measured by the Modified BOMA Standard. If Tenant gives timely notice that it has exercised its right under this Subsection E and the Premises are expanded by the addition of any Additional Available Space, then the Additional Available Space approved by Landlord shall be upon and subject to all of the provisions of this Lease on the commencement of the Renewal Term in question (including, without limitation, the Base Rent rate for the Additional Available Space for the Renewal Term in question shall be the same as the Base Rent rate for the Premises during such Renewal Term as established in this Section 32 above), excluding with respect to such Additional Available Space (i) the provisions of Sections 33, 34, 35, 36, 37, 38, 39, 40, 41, 44, 46 and 48 of this
Lease, (ii) the provisions of Appendix C of this Lease, (iii) the provisions of Appendix J of this Lease, (iv) the provisions of Section 6 of this Lease which permit food concessions, dining facilities and book stores (it being agreed that such uses shall not be permitted in the Additional Available Space), and (v) the provisions of Subsection 2C of this Lease which state that the management fee component of Operating Costs shall equal 4% of the Base Rent for the Premises (it being agreed that the management fee component of Operating Costs for the building in which the Additional Available Space is located shall equal the actual management fees that Landlord shall pay from time to time with respect to such building), and, provided further, Tenant shall be entitled to only 3.5 parking spaces per 1,000 rentable square feet contained in the Additional Available Space leased by Tenant, such spaces to be located in the parking facilities associated with the building in which the Additional Available Space leased by Tenant is located. Upon the timely exercise of its right to lease any Additional Available Space, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the Additional Available Space in question is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent (including without limitation Base Rent and Operating Cost Share Rent) as a result of the addition of such space, it being agreed that the provisions of Section 2 of this Lease with respect to the payment of Operating Cost Share Rent relating to the Project shall likewise apply with respect to the Additional Available Space and the Operating Costs for the building and project in which the Additional Available Space is located and is a part (with appropriate adjustments in the definition of Operating Costs to take into account that the Operating Costs relate to the building and project in which the Additional Available Space is located and is a part). Tenant's Proportionate Share with respect to the space leased by Tenant in such building (including the Additional Available Space) shall be obtained by dividing the rentable square feet of all of the space leased by Tenant in such building (including the Additional Available Space) by the total number of rentable square feet in the building in which the Additional Available Space is located, and multiplying such quotient by 100; the operating expense stop (i.e., the Base Amount) or base year operating expenses for such building shall be determined in connection with the calculation of the Market Rate pursuant to Section 32C above. If Tenant fails to exercise such option as provided in and in strict accordance with the terms of this Subsection E, or if the conditions in this Subsection E are not entirely satisfied, the option shall automatically terminate and be of no further force or effect, or if exercised, shall be null and void. Tenant's options to lease Additional Available Space at the commencement of each Renewal Term are subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising such expansion option, Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, (ii) Tenant shall not have assigned this Lease to

                                                                         Page

any person or entity which is not an Affiliate of Tenant or which is not a permitted assignee of this Lease arising from the merger or consolidation of Tenant with another entity, (iii) Tenant shall not have sublet any portion of the Premises to any person or entity which in not an Affiliate of Tenant under a sublease which is effective at any time during the final twelve (12) months of the initial Term or the Renewal Term then in effect, as applicable, and (iv) Tenant shall have extended the Term for an additional five (5) years pursuant to the provisions of this Section 32 above contemporaneously with the leasing of the Additional Available Space in question.

33. Building 400 Facing Sign Rights of Tenant. Landlord hereby grants to Tenant the right to install and maintain, all at Tenant's sole cost and expense, one
(1) corporate identification sign (the "Building 400 Facing Sign") on the top of the western face of the Embassy Row 400 building ("Building 400"), upon and subject to all of the following terms and conditions:

(a) The precise location of the Building 400 Facing Sign shall be subject to the prior written approval of Landlord (the approved area is herein referred to as the "Building 400 Facing Sign Area"). Landlord has not made any representations to Tenant regarding whether or not Legal Requirements permit the Building 400 Facing Sign to be located on Building 400. Landlord does not grant Tenant any exclusive right under this Section 33, but Landlord agrees that it will allow only one other tenant to maintain a facing sign on the top of Building 400;

(b) The exact design, weight, size, color, lettering, and manner of installation and illumination of the Building 400 Facing Sign shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Building 400 Facing Sign shall comply with the specifications set forth in Appendix L, which are hereby approved by Landlord and Tenant. Tenant shall deliver to Landlord Tenant's plans and specifications for the installation of the Building 400 Facing Sign for review and approval by Landlord not less than sixty (60) days prior to commencing installation of the Building 400 Facing Sign. The Building 400 Facing Sign shall be installed in strict compliance with the plans and specifications approved by Landlord, and the installation shall be performed by contractors approved by Landlord. Landlord shall not charge Tenant for the electricity consumed by the Building 400 Facing Sign;

(c) Tenant shall, at its sole cost and expense, obtain all governmental permits or licenses required for the installation, repair, maintenance, operation and removal of the Building 400 Facing Sign and shall provide Landlord with evidence thereof. Tenant's installation, repair, maintenance, operation and removal of the Building 400 Facing Sign shall be subject to and performed in accordance with the terms and conditions of this Lease and all applicable Legal Requirements in effect from time to time. Tenant shall, at its sole cost and expense, and at its sole risk, install and maintain the Building 400 Facing Sign in a first-class manner, and in compliance with all applicable Legal Requirements, including, but not limited to, all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of any Governmental Authority. Tenant shall conduct the installation and maintenance of the Building 400 Facing Sign in a good and workmanlike manner so as to not interfere with any other tenant or occupant of Building 400. The operation of the Building 400 Facing Sign shall not disturb or interfere with the systems of Building 400 or with any other tenant or occupant of Building 400. In no event shall the installation or operation of the Building 400 Facing Sign damage Building 400 or any portion thereof, or interfere with the maintenance of Building 400, any system serving Building 400, any radio or telecommunications equipment currently being operated from or within Building 400 or in any manner invalidate any existing warranties on Building 400 or on any improvements to Building 400;

(d) The Building 400 Facing Sign installed shall be and remain the property of Tenant, and Tenant shall, (i) prior to the expiration or termination of this Lease, or (ii) within ten (10) days after the termination of Tenant's rights under this Section in accordance with the provisions set forth below, whichever occurs first, remove the Building 400 Facing Sign (including all installation and anchoring hardware) installed in the Building 400 Facing Sign Area and elsewhere in or upon Building 400, and surrender the Building 400 Facing Sign Area in substantially the same condition existing prior to the installation of the Building 400 Facing Sign. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Building 400 Facing Sign Area or to the any other portion of Building 400 by such removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware. Any such repairs made by Tenant shall be subject to Landlord's

                                                                         Page

approval, which approval shall not be unreasonably withheld;

(e) Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Building 400 Facing Sign or to the Building 400 Facing Sign Area because of any act, omission or requirement of the public utility serving Building 400, or the act or omission of any other tenant, licensee or contractor of Building 400, or for any other cause beyond the control of Landlord or such owner, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electric power;

(f) Tenant shall operate, repair and maintain the Building 400 Facing Sign in strict compliance with Landlord's reasonable rules and regulations, now or hereafter promulgated, and all applicable Legal Requirements. Tenant shall, at Tenant's expense, be solely responsible throughout the Term for maintaining, servicing and repairing the Building 400 Facing Sign and for repairing any damage to Building 400 or any systems or equipment serving Building 400 caused by the Building 400 Facing Sign or by any act, negligence or misconduct of Tenant, Tenant's employees, agents or contractors, while installing, using, servicing, repairing, maintaining or removing the Building 400 Facing Sign. Tenant shall protect, defend, indemnify and save Landlord and its officers, directors, mortgagees, agents, employees, other tenants, licensees and invitees harmless from and against any and all obligations, costs (including costs of litigation and attorneys' fees), expenses, claims, damages and liabilities of any nature whatsoever arising out of or in connection with the existence, installation, construction, operation, repair, maintenance and/or removal of the Building 400 Facing Sign;

(g) Notwithstanding anything to the contrary contained herein, the rights granted to Tenant in this Section 33 are personal to the Tenant named herein and shall be deemed null and void in the event of any assignment of this Lease to any person or entity which is not an Affiliate of Tenant; and

(h) Tenant's rights under this Section shall also automatically terminate upon the occurrence of any of: (A) Tenant no longer leases at least 75,711 rentable square feet in the Building, or (B) Tenant or any Affiliate of Tenant no longer occupies and does business from at least 40,000 rentable square feet in the Building, or (C) Landlord obtains a judgment against Tenant (which judgment need not be a judgment not subject to further appeal, and, further, such judgment need not be a judgment not subject to any pre-appeal or post-judgment motion) for any monetary default under this Lease and Tenant fails to pay to Landlord the full amount of such judgment within thirty (30) days after the date of the judgment. In addition, the rights granted to Tenant in this Section 34 are personal to the Tenant named herein and may not be transferred to any subtenant that is not an Affiliate of Tenant.

34. Building 500 Facing Sign Rights of Tenant. Subject to such limitations as may be imposed by Legal Requirements, Landlord hereby grants to Tenant the right to install and maintain, all at Tenant's sole cost and expense, two (2) corporate identification sign (collectively, the "Facing Signs") on the top of the Building, upon and subject to all of the following terms and conditions:

(a) The precise location of the Facing Signs shall be subject to the prior written approval of Landlord (the approved areas are herein collectively referred to as the "Facing Sign Areas"). Landlord has not made any representations to Tenant regarding whether or not Legal Requirements permit the Facing Signs to be located on the Building. Landlord has given Tenant notice that, as of the date of this Lease, Legal Requirements do not permit two (2) facing signs on the exterior of the Building. Upon Tenant's request, Landlord shall, at Tenant's sole cost and expense, use reasonable efforts to apply for and obtain a variance from existing Legal Requirements in order to permit two
(2) facing signs on the exterior of the Building. Any such costs and expenses, including without limitation reasonable attorneys fees and costs, shall be paid by Tenant to Landlord upon demand as Additional Rent. Landlord shall not grant any other tenant the right to install a sign on the Building;

(b) The exact design, weight, size, color, lettering, and manner of installation and illumination of the Facing Signs shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld. Without limiting the generality of the foregoing, the Facing Signs shall comply with the specifications set forth in Appendix L, which are hereby approved by Landlord and Tenant. Tenant shall deliver to Landlord Tenant's plans and specifications for the installation of the Facing Signs for review and approval by Landlord not less than sixty

                                                                         Page

(60) days prior to commencing installation of the Facing Signs. The Facing Signs shall be installed in strict compliance with the plans and specifications approved by Landlord, and the installation shall be performed by contractors approved by Landlord. Landlord shall not charge Tenant for the electricity consumed by the Facing Signs;

(c) Tenant shall, at its sole cost and expense, obtain all governmental permits or licenses required for the installation, repair, maintenance, operation and removal of the Facing Signs and shall provide Landlord with evidence thereof. Tenant's installation, repair, maintenance, operation and removal of the Facing Signs shall be subject to and performed in accordance with the terms and conditions of this Lease and all applicable Legal Requirements in effect from time to time. Tenant shall, at its sole cost and expense, and at its sole risk, install and maintain the Facing Signs in a first-class manner, and in compliance with all applicable Legal Requirements, including, but not limited to, all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of any Governmental Authority. Tenant shall conduct the installation and maintenance of the Facing Signs in a good and workmanlike manner so as to not interfere with any other tenant or occupant of the Building. The operation of the Facing Signs shall not disturb or interfere with the systems of the Building or with any other tenant or occupant of the Building. In no event shall the installation or operation of the Facing Signs damage the Building or any portion thereof, or interfere with the maintenance of the Building, any system serving the Building, any radio or telecommunications equipment currently being operated from or within the Building or in any manner invalidate any existing warranties on the Building or on any improvements to the Building;

(d) The Facing Signs installed shall be and remain the property of Tenant, and Tenant shall, (i) prior to the expiration or termination of this Lease, or (ii) within ten (10) days after the termination of Tenant's rights under this Section in accordance with the provisions set forth below, whichever occurs first, remove the Facing Signs (including all installation and anchoring hardware) installed in the Facing Sign Areas and elsewhere in or upon the Building, and surrender the Facing Signs Area in substantially the same condition existing prior to the installation of the Facing Signs. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Facing Sign Areas or to the any other portion of the Building by such removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware. Any such repairs made by Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld;

(e) Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Facing Signs or to the Facing Sign Areas because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, licensee or contractor of the Building, or for any other cause beyond the control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electric power;

(f) Tenant shall operate, repair and maintain the Facing Signs in strict compliance with Landlord's reasonable rules and regulations, now or hereafter promulgated, and all applicable Legal Requirements. Tenant shall, at Tenant's expense, be solely responsible throughout the Term for maintaining, servicing and repairing the Facing Signs and for repairing any damage to the Building or any systems or equipment serving the Building caused by the Facing Signs or by any act, negligence or misconduct of Tenant, Tenant's employees, agents or contractors, while installing, using, servicing, repairing, maintaining or removing the Facing Signs. Tenant shall protect, defend, indemnify and save Landlord and its officers, directors, mortgagees, agents, employees, other tenants, licensees and invitees harmless from and against any and all obligations, costs (including costs of litigation and attorneys' fees), expenses, claims, damages and liabilities of any nature whatsoever arising out of or in connection with the existence, installation, construction, operation, repair, maintenance and/or removal of the Facing Signs; and

(g) Notwithstanding anything to the contrary contained herein, the rights granted to Tenant in this Section 34 are personal to the Tenant named herein and shall automatically terminate and be deemed null and void upon the occurrence of any of: (A) any assignment of this Lease to any person or entity which is not an Affiliate of Tenant; (B) Tenant no longer leases at least 75,711 rentable square feet in the Building, or (C) Tenant or any Affiliate of Tenant collectively no longer occupy and do business from at least 40,000 rentable square feet in the Building. In addition, the rights granted to Tenant in this Section 34 are personal to the Tenant named herein and may not be

                                                                         Page


transferred to any subtenant that is not an Affiliate of Tenant.

35. Monument Sign. Landlord shall procure and install, all at its sole cost and expense, a monument type sign (the "Monument Sign") on the Land for the exclusive use of Tenant and those certain permitted assignees and subtenants which qualify under Section 35(e) below to use the Monument Sign, in a location to be mutually agreed upon by Landlord and Tenant. Landlord and Tenant hereby approve of the rendering of the Monument Sign and of the location of the Monument Sign as shown on Appendix M. Tenant shall have the right to procure, and Landlord shall install and maintain, all at Tenant's sole cost and expense, Tenant's lettering/sign on the Monument Sign (the "Tenant's Monument Signage"), upon and subject to the following terms and conditions:

(a) Landlord shall procure and install the Monument Sign on or before August 1, 1998. All costs and expenses in connection with the procurement, installation, insuring, maintenance and removal of Tenant's Monument Signage shall be the responsibility of Tenant;

(b) Tenant's Monument Signage shall comply with all Legal Requirements and Tenant shall obtain any required consents or permits from any applicable Governmental Authority;

(c) Tenant's Monument Signage shall be located on the Monument Sign in the area approved by Landlord, which approval shall not be unreasonably withheld, and the exact manner of installation, design, size, color, lettering, location and illumination of the Monument Sign and Tenant's Monument Signage shall be subject to the prior written approval of Landlord (such approval not to be unreasonably withheld). Without limiting the generality of the foregoing, the Monument Sign and Tenant's Monument Signage shall not adversely affect or conflict with in any way the Embassy Row entrances or Embassy Row development identification(s);

(d) Tenant shall pay to Landlord, as additional rental, on a monthly basis, the actual costs incurred by Landlord in furnishing electric power for the illumination of the Monument Sign. Landlord shall have the right to install, at Tenant's expense, a meter to monitor Tenant's use of electricity furnished by Landlord in the operation of the Monument Sign;

(e) Tenant shall have the right to maintain Tenant's Monument Signage on the Monument Sign only for so long as (i) this Lease remains in full force and effect, and (ii) from and after the Commencement Date for Phase 2 of the Premises,

(A) Tenant and/or its Affiliates are collectively occupying and doing business in 40,000 rentable square feet or more of the Premises, or

(B) subject to the immediately following sentence, a permitted assignee of this Lease and/or its Affiliates are collectively occupying and doing business in 40,000 rentable square feet or more of the Premises, or

(C) subject to the immediately following sentence, one (1) permitted subtenant of Tenant which is not an Affiliate of Tenant is occupying and doing business in 40,000 rentable square feet or more of the Premises.

In addition to the foregoing conditions, the rights granted to Tenant in this
Section 35 are personal to the Tenant named herein and may not be transferred to any assignee or subtenant that is not an Affiliate of Tenant without the prior written consent of Landlord. Subject to the other terms and conditions of this
Section 35, Landlord will not unreasonably withhold its consent to such transfer of Tenant's Monument Signage rights to a permitted assignee of this Lease which is not an Affiliate of Tenant or to a permitted subtenant of Tenant which is not an Affiliate of Tenant and which subleases 40,000 rentable square feet or more of the Premises, it being agreed by Tenant, however, that it shall be reasonable for Landlord to withhold its consent if the signage proposed by such assignee or subtenant would contravene any restrictive covenant granted to any other tenant in the Development or would cause Landlord to be in violation of the provisions of the lease of any other tenant in the Development relating to signage rights and restrictions. No consent granted by Landlord shall be deemed to be a consent to any subsequent transfer of the Tenant's Monument Signage rights. Tenant shall, at its sole cost and expense, promptly remove the Tenant's

                                                                         Page

Monument Signage and repair any damage to the Monument Sign, the Building, the Land and/or any other portion of the Project caused by or resulting from such removal if the above conditions do not continue to be satisfied. In the event Tenant fails to so remove such Tenant's Monument Signage or repair such damage, Landlord may remove same and make such repairs at Tenant's cost and Tenant shall pay Landlord on demand as additional Rent the cost of such removal and repairs. The Monument Sign shall remain the property of Landlord upon the expiration or earlier termination of this Lease.

36. Rights of First Refusal.

(a) As used herein, the term "First Refusal Space" shall mean the following described leasable space which is at any point in time, in Landlord's reasonable determination, unencumbered and legally available for lease:


   Approx.         Existing Tenant's Current
Embassy Row 300       RSF           Lease Expiration Date (Approximately)
---------------       ---           -------------------------------------
Suite 400           47,296          07/01/02
Suite 100           98,780          09/01/03 (plus two 5-year renewal options)



   Approx.                Existing Tenant's Current
Embassy Row 400       RSF           Lease Expiration Date (Approximately)
---------------       ---           -------------------------------------
Suite 250           15,744          01/01/99 (plus one 5-year renewal option)
Suite 300           16,836          04/04/00
Suite 400           12,019          04/01/00
Suite 550           97,520          01/01/04 (plus one 5-year renewal option)


    Approx.               Existing Tenant's Current
Embassy Row 600       RSF           Lease Expiration Date (Approximately)
---------------       ---           -------------------------------------
Suite 500           22,831          08/01/01 (plus one 5-year renewal options)

Upon Tenant's request, Landlord shall update the above schedule to inform Tenant as to when and what portion of such First Refusal Space is unencumbered and legally available for lease. Landlord acknowledges that Tenant may wish to expand the Premises and lease the First Refusal Space or portions thereof. Tenant, however, acknowledges that Landlord must be in a position to lease the First Refusal Space to other tenants. In order to accommodate Tenant's desires regarding the First Refusal Space and Landlord's requirement for future leasing of the First Refusal Space, Landlord shall grant to Tenant the right of first refusal (the "Right of First Refusal") to lease the First Refusal Space and portions thereof in accordance with the terms and conditions contained in this
Section 36. To exercise any Right of First Refusal, Tenant must deliver a non-binding notice to Landlord not less than six (6) months prior to the expiration of the term of the lease of the existing tenant of the space in question, as such expiration date is set forth in the schedule above, that Tenant desires to lease the First Refusal Space in question. Provided Tenant timely delivers such notice, in the event the applicable First Refusal Space or portion thereof becomes unencumbered and legally available for lease, as determined by Landlord in its reasonable discretion, and in the further event that Landlord obtains a written offer from a prospective tenant to lease the First Refusal Space and Landlord desires to accept such offer, then Landlord shall submit to Tenant in writing the proposed lease term and all of the material terms and conditions of such proposed offer to lease (hereinafter referred to as the "Offer") and Tenant shall have the right and option to lease the First Refusal Space covered by the Offer for the same lease term and upon the other material terms and conditions (including without limitation, permitted parking ratio and any offer of free rent and leasehold improvement allowances), as embodied in the copy of such Offer submitted to Tenant by Landlord, but otherwise upon the same terms and conditions as this Lease, including Tenant's permitted use as described in Section 6 of this Lease, provided that Tenant shall not have the right to use the First Refusal Space or any portion thereof for food concessions, dining facilities or a book store. Unless the Offer specifically describes a management fee component of Operating Expenses, the Offer shall be deemed to include a management fee component of Operating Expenses equal to the actual management fees that Landlord shall pay from time to time with respect to building in which the First Refusal Space is located. To avoid any doubt, Tenant shall not be entitled to any concessions or allowances, including without limitation any Landlord's Contribution or Additional Tenant Improvement Allowance or other

                                                                         Page


construction obligation under Appendixes C or J hereof, on account of leasing the First Refusal Space or any portion thereof, except for the concessions or allowances, if any, which are embodied in the Offer. If Tenant shall elect to exercise its right to lease the First Refusal Space covered by the Offer, written notice of such election shall be given to Landlord within ten (10) days from the time that Tenant first received a copy of the Offer from Landlord (hereinafter referred to as the "Offer Period"). Tenant's election to lease the portion of the First Refusal Space in question shall be irrevocable. Upon the exercise of its right to lease the First Refusal Space covered by the Offer, Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the portion of the First Refusal Space in question is a part of the Premises and under this Lease and containing other appropriate terms and provisions relating to the addition of such area to this Lease, including, without limitation, increasing, adjusting or augmenting Rent (including without limitation Base Rent and Operating Cost Share Rent) as a result of the addition of such space, it being agreed that the provisions of
Section 2 of this Lease with respect to the payment of Operating Cost Share Rent relating to the Project shall likewise apply with respect to the First Refusal Space and the Operating Costs for the building and project in which the First Refusal Space is located and is a part (with appropriate adjustments in the definition of Operating Costs to take into account that the Operating Costs relate to the building and project in which the First Refusal Space is located and is a part). Tenant's Proportionate Share with respect to all of the space leased by Tenant in such building (including the First Refusal Space in question) shall be obtained by dividing the rentable square feet of all of the space leased by Tenant in such building (including the First Refusal Space in question) by the total number of rentable square feet in the building in which the First Refusal Space is located, and multiplying such quotient by 100; the operating expense stop (i.e., the Base Amount) or base year operating expenses for such building shall be the same as set forth in the Offer. In addition, within ten (10) days after the commencement date for any First Refusal Space, Landlord and Tenant agree to enter into an amendment to this Lease to document the commencement date for the First Refusal Space in question pursuant to this
Section 36 in a form similar to Appendix E.

(b) Tenant Improvements shall be constructed by Landlord in the First Refusal Space substantially in accordance with the provisions set forth in Appendix C, except (i) Tenant shall not be entitled to any concessions or allowances (including without limitation any Landlord's Contribution or Additional Tenant Improvement Allowance) on account of leasing the First Refusal Space or any portion thereof, except for the concessions or allowances, if any, which are embodied in the Offer and are expressly and specifically granted to Tenant in accordance with the terms of this Section 36 as provided above; and (ii) Tenant shall deliver Plans for the First Refusal Space to Landlord no later than thirty
(30) days after the exercise of the Right of First Refusal in question. The First Refusal Space shall be measured as stated in the Offer, or if no measurement standard is stated in the Offer, then by the Modified BOMA Standard.

(c) Each First Refusal Space shall become part of the Premises on the commencement date applicable to that First Refusal Space, established as hereinafter provided in this Section 36(c), and shall be leased to Tenant for the lease term contained in the Offer upon the terms and conditions set forth in this Section 36. The commencement date for the portion of the First Refusal Space in question that is leased by Tenant and the date upon which Base Rent, Operating Cost Share Rent and other items of Rent shall commence to accrue on that First Refusal Space shall be the date which is the earlier to occur of (A) the Completion Date of the portion of the First Refusal Space in question or (B) the date Tenant first occupies any portion of the First Refusal Space in question for the conduct of its business; provided, however, for purposes hereof, Tenant shall not be deemed to be occupying the First Refusal Space for the conduct of its business merely by moving furniture and equipment into such space. If the commencement date for any First Refusal Space is delayed by reason of Tenant's default under this Lease or Tenant Delays, commencement of Rent with respect to the First Refusal Space in question shall be accelerated by the number of such days of delay.

(d) If a Right of First Refusal pursuant to this Section 36 shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), then Landlord shall have the right to offer such space to the prospective tenant upon substantially the same terms and conditions contained in the Offer submitted to Tenant (the total consideration, taking into account all concessions, to be paid by the third party tenant to Landlord shall not be less than 95% of the total consideration, taking into account all concessions, stated in the Offer waived by Tenant). If a right to lease pursuant to this Section 36 shall not be exercised within the Offer Period or shall be waived (no notice is deemed to be a waiver of such right), and Landlord fails to lease the space covered by the Offer

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within six (6) months after Landlord's submission of a copy of the Offer to
Tenant, then this Section 36 shall be applicable to any subsequent offer to lease the portion of the First Refusal Space in question.

(e) Notwithstanding the foregoing Right of First Refusal and any other provision of this Lease to the contrary, such Right of First Refusal is conditioned upon this Lease being in full force and effect and there being no default under this Lease which remains uncured after any applicable notice and cure period expressly provided in this Lease. If (i) Tenant fails to exercise the foregoing Right of First Refusal as provided in and in strict accordance with the terms of this Section 36, or (ii) the conditions in this subsection are not entirely satisfied, then if Tenant exercises the option the notice of exercise shall be null and void with respect to the portion of the First Refusal Space in question. The rights granted to Tenant in this Section 36 are personal to the Tenant named herein, and Tenant shall not have the right to assign its Right of First Refusal (or any of them) set forth in this Section 36 to any sublessee of the Premises or any portion thereof or to any assignee of this Lease (except to a permitted assignee that is an Affiliate of Tenant), nor may any such sublessee or assignee (except a permitted assignee that is an Affiliate of Tenant) exercise or enjoy the benefit of such Right of First Refusal (or any of them).

(f) Notwithstanding any other term or provision of this Section 36 or elsewhere in this Lease, expressed or implied, it is understood and agreed by Tenant that
(i) one or more existing tenants ("Existing Tenants") may have as of the date of this Lease certain renewal options, extension options, expansion options, rights to lease and rights of first refusal or offer with respect to the First Refusal Space, (ii) the rights and interests in and to the First Refusal Space and all portions thereof granted by Landlord to Tenant in this Section 36 are, in all respects, subject and subordinate to all such options and rights of the Existing Tenants and may be wholly or partially rendered void and of no effect by such options and rights and such other actions, (iii) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Section 36 with respect to said First Refusal Space or any portion thereof by reason of any of the foregoing, and (iv) Tenant shall not be entitled to any compensation, consolation, consideration, replacement of such space, or any other remedy from or against Landlord by reason of such failure or inability.

37. Communications Equipment

(a) During the Term, Landlord shall grant to Tenant a non-exclusive license to install, maintain, repair, replace and operate such number of satellite communication dishes, antennae, or microwave dishes (together with any related wires, conduits and other equipment necessary or desirable for the proper operation of same, collectively the "Communications Equipment") as Tenant desires in the conduct of its business in such locations on the roof of the Building designated by Landlord and reasonably acceptable to Tenant (the "Equipment Space Area") upon and subject to all of the terms and conditions set forth in this Section 37.

(b) The Communications Equipment shall be used only by Tenant solely to transmit and receive aerial transmissions in connection with the business of Tenant; Tenant shall not have the right to use or allow any other person or entity to use the Communications Equipment in any manner unrelated to the conduct of Tenant's business for a fee. The rights under this Section 37 are personal to the Tenant named herein and are not assignable except to a permitted assignee of this Lease, a permitted sublessee that is an Affiliate of Tenant, and up to an aggregate of six (6) communication dishes may be used by permitted non-Affiliate sublessees of Tenant. Subject to the Building rules and regulations, Tenant, its employees, agents and contractors shall have the right, upon prior reasonable notice to Landlord's managing agent, to enter or leave the roof for purposes of accessing the Communications Equipment. The Communications Equipment installed shall be and remain the property of Tenant, and Tenant shall, prior to the expiration or termination of this license, remove the Communications Equipment (including all installation and anchoring hardware) installed in the Equipment Space Area and elsewhere in the Building, and surrender the Equipment Space Area in substantially the same condition existing prior to the installation of the Communications Equipment. Tenant shall be liable for, and shall promptly reimburse Landlord for, the cost of repairing all damage done to the Equipment Space Area or to the Building by such removal, including filling and sealing any holes or cavities left by the removal of installation or anchoring hardware.

(c) Tenant shall, at its sole cost and expense, obtain all governmental permits or licenses required for the

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installation, repair, maintenance, operation and removal of the Communications
Equipment and shall provide Landlord with evidence thereof. Landlord agrees to cooperate with Tenant in obtaining all such permits and authorization, at no cost or expense to Landlord. Tenant's installation, repair, maintenance, operation and removal of the Communications Equipment shall be subject to and performed in accordance with the terms and conditions of this Lease, all applicable Legal Requirements in effect from time to time, and the reasonable requirements of Landlord's manager (e.g., Tower Resource Management, Inc. or such other entity selected by Landlord) under any telecommunications site management agreement in effect from time to time. Tenant shall, at its sole cost and expense, and at its sole risk, install the Communications Equipment in a good and workmanlike manner, and in compliance with all applicable Legal Requirements, including, but not limited to, all building, electric, communications, and safety codes, ordinances, standards, regulations and requirements of the Federal Communications Commission and any other Governmental Authority. Tenant shall conduct the installation and maintenance of the Communications Equipment in a good and workmanlike manner so as to not interfere with any other tenant or occupant of the Building. The operation of the Communications Equipment shall not disturb or interfere with the systems of the Building or with any other tenant or occupant of the Building or of any other building in the Embassy Row development. Tenant shall deliver to Landlord Tenant's plans and specifications for the installation of the Communications Equipment and for the aesthetic screening of same for review and approval by Landlord, which approval shall not be unreasonably withheld, not less than thirty (30) days prior to commencing installation of the Communications Equipment. The Communications Equipment shall be installed substantially in accordance with the plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, and the installation shall be performed by contractors approved by Landlord, which approval shall not be unreasonably withheld. In no event shall the installation or operation of the Communications Equipment damage the existing structure on the Building, or interfere with the maintenance of the Building, any system currently serving the Building, any radio or telecommunications equipment currently being operated from or within the Building or from any other building in the Embassy Row development, or in any manner invalidate or otherwise adversely affect any existing warranties in place on the Building or on any improvements to the Building.

(d) Landlord shall not be liable to Tenant for any stoppages or shortages of electrical power furnished to the Communications Equipment or to the Equipment Space Area because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other tenant, licensee or contractor of the Building, or for any other cause beyond the control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electric power. Tenant shall operate the Communications Equipment in strict compliance with Landlord's reasonable rules and regulations, now or hereafter promulgated, and all applicable Legal Requirements. Tenant shall, at Tenant's expense, be solely responsible throughout the Term for maintaining, servicing and repairing the Communications Equipment and for repairing any damage to the Building or any systems or equipment serving the Building caused by the Communications Equipment or by any act, negligence or misconduct of Tenant, Tenant's employees, agents or contractors, while installing, using, servicing, repairing, maintaining or removing the Communications Equipment. Tenant shall protect, defend, indemnify and save Landlord and its officers, directors, agents, employees, other tenants, licensees and invitees harmless from and against any and all obligations, costs (including costs of litigation and attorneys' fees), expenses, claims, damages and liabilities of any nature whatsoever arising out of or in connection with the existence, installation, construction, operation, repair, maintenance and/or removal of the Communications Equipment. Tenant's license under this Section 37 shall automatically terminate upon the end of the Term of this Lease.

(e) Nothing contained in this Section 37 shall be deemed to prohibit or restrict any other individual or entity, including without limitation Landlord or any other tenant of the Development, from installing communications equipment on the roof of the Building or to use the roof for any other purpose (subject to the provisions of Section 26P of this Lease); provided, however, (i) Landlord shall not install or permit the installation of communications equipment on the Building if the proposed equipment is to be used in connection with the business of a competitor of Tenant, (ii) Landlord shall not install or permit the installation of communications equipment on the Building if the proposed equipment will interfere with the operations of the Communications Equipment,
(iii) Landlord shall not install or permit the installation of any communications equipment on the Building which, in Tenant's reasonable opinion, adversely affects the aesthetics and appearance of the Building, and (iv) Landlord shall remove such communications equipment from the roof of the Building or relocate the same on the roof of the Building if and to

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the extent such removal or relocation is necessary in order to accommodate
Tenant's need for additional Communications Equipment.

38. Staircase. Landlord acknowledges that pursuant to one or more Change Orders requested by Tenant, the base building plans and specifications will be modified to require construction of a monumental staircase (the "Staircase") between floors one and two in the Premises. Provided that Tenant has delivered to Landlord the required design criteria to Landlord by a deadline hereafter established by written notice to Tenant, and provided that Landlord approves such design criteria, Landlord agrees to design and construct, all at Tenant's sole cost and expense, such approved Staircase, a floor opening for the Staircase, different lobby finishes (including stone work and wood work), and other changes to the Base Building relating to such Staircase as reflected in the approved modified base building plans and specifications (the aggregate costs incurred by Landlord relating thereto, both hard costs and soft costs, which shall be established pursuant to the provisions of Appendix C, are herein collectively referred to as the "Staircase Costs"), subject to the following additional terms and conditions:

(a) If Tenant shall designate a location for the floor opening which would require the moving of floor beams or would otherwise compromise the structural integrity of the Building or the related floor, Landlord may refuse to grant its approval for same; and

(b) The Staircase Costs shall be payable by Tenant to Landlord as Additional Rent prior to commencing the work, or if Tenant does not pay all of the Staircase Costs to Landlord on or before the commencement of such work, then the Staircase Costs shall be paid out of the Additional Tenant Improvement Allowance pursuant to the provisions of Appendix C.

39. Additional Restrooms. Landlord acknowledges that pursuant to one or more Change Orders requested by Tenant, the base building plans and specifications will be modified to require construction of additional restrooms on the second floor of the Building (i.e., restrooms in addition to the restrooms initially contemplated by the base building plans), with at least two lavatories in each such additional restroom and with finishes identical to the base building finishes in the other restrooms in the Building (the "Additional Restrooms"). The Additional Restrooms must be added by Tenant in order to comply with Legal Requirements. The actual aggregate cost (both hard costs and soft costs) incurred by Landlord to design and construct the Additional Restrooms shall be established pursuant to the provisions of Appendix C and is herein referred to as the "Additional Restroom Costs." The Additional Restroom Costs shall be payable by Tenant to Landlord prior to commencing the work, or if Tenant does not pay all of the Additional Restroom Costs to Landlord on or before the commencement of such work, then the Additional Restroom Costs shall be paid out of the Additional Tenant Improvement Allowance pursuant to the provisions of Appendix C.

40. Security Desk in Building Lobby. With Landlord's prior written consent (which consent shall not be unreasonably withheld), Tenant may at its cost and expense procure and install its own security desk in the lobby of the Building. If the security desk is installed, Landlord shall enter into a security contract with a reputable security company to man the security desk on such dates and at such times as Tenant designates to Landlord in writing sufficiently in advance of the requirement for the service. Tenant shall pay to Landlord upon demand as Additional Rent all costs and expenses incurred by Landlord in connection with such security services. Alternatively, at Tenant's option, Tenant shall either enter into the security contract with a reputable security company approved by Landlord (which approval shall not be unreasonably withheld) to man the security desk or Tenant shall employ its own security guard with prior work experience as a security guard with a reputable security company, to man the security desk, all upon and subject to such reasonable rules and regulations as Landlord may prescribe. Landlord shall not be liable to Tenant for, and Tenant hereby releases Landlord from any liability to Tenant or loss to Tenant, its agents, employees and visitors arising out of, losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Project or the Premises.

41. Elevator Card Key System. Upon Tenant's request and with Landlord's prior written consent (which shall not be unreasonably withheld), Landlord shall procure and install, all at Tenant's sole cost and expense, an elevator card key access system for each floor in the Building which is entirely leased by Tenant. All work to effect


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                                                                         Page

any such requested changes to the Building elevators shall be performed by Landlord, and Tenant shall pay to Landlord upon demand as Additional Rent all costs and expenses incurred by Landlord in connection with such work.

42.      Parking.

(a) Landlord shall seek to obtain all necessary consents, approvals, variances and permits (collectively, the "Parking Deck Construction Permits") to build on the Land and the adjacent Embassy Row 400 land a three-level (surface level plus two structural levels) parking deck (the "Parking Deck"). The Parking Deck is presently designed to contain 383 parking spaces. Landlord may change the design of the Parking Deck provided that the number of Parking Spaces (defined below) is not reduced. As of the date of this Lease, Landlord has not obtained the Parking Deck Construction Permits, although Landlord covenants to use reasonable efforts to obtain the Parking Deck Construction Permits. Landlord has not made any representations to Tenant regarding whether or not Legal Requirements will permit the Parking Deck or whether or not Landlord will be successful in obtaining the Parking Deck Construction Permits. If Landlord obtains all Parking Deck Construction Permits, then Landlord shall promptly commence and diligently complete construction of the Parking Deck soon as reasonably practicable under all of the circumstances. If Landlord does not obtain the Parking Deck Construction Permits, then Landlord shall not be obligated to commence construction of the Parking Deck or to complete construction of the Parking Deck, and this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any resulting loss or damages. If Landlord has not obtained Fulton County zoning modification approval for the Parking Deck on or before April 2, 1998, then Landlord and Tenant shall each have the right to terminate this Lease by giving written notice to the other party at any time thereafter but prior to Landlord obtaining the Parking Deck Construction Permits, and Landlord and Tenant shall thereupon be released from all obligations under this Lease, provided that any such termination notice by Tenant shall not be effective unless the termination notice is accompanied by a certified check made payable to Landlord in the amount of $67,500.00, such sum representing Tenant's share of certain costs incurred by Landlord under this Lease (and is in lieu of any amount due by Tenant under that certain letter agreement between Landlord and Tenant dated December 30, 1997); and provided, further, if Landlord obtains Fulton County zoning modification approval (or acceptable substitute governmental approval) for the Parking Deck within fifteen (15) days after Landlord's receipt of any such termination notice from Tenant, then such termination notice shall be vitiated and this Lease shall remain in full force and effect. In addition, if Landlord in its reasonable discretion concludes that, notwithstanding the exercise of reasonable efforts to obtain the Parking Deck Construction Permits, Landlord will not be successful in such efforts, then Landlord shall have the right to terminate this Lease by notice to Tenant, and Landlord and Tenant shall thereupon be released from all obligations under this Lease.

(b) As used herein, the term"Parking Spaces" shall mean 7.96 parking spaces per 1,000 rentable square feet in the initial Premises located in the Building (expressly excluding any expansion space not located in the Building) leased from time to time pursuant to the provisions of this Lease, such Parking Spaces to be located in the Parking Deck and in the other parking facilities located on the Land from time to time associated with the Building, all of which shall be non-designated spaces, except as otherwise expressly provided in Section 42(e) below. Tenant and its agents, employees, contractors, invitees and licensees may not use additional parking spaces without the prior written consent of Landlord. Tenant and its agents, employees, contractors, invitees or licensees shall not interfere with the rights of Landlord or others entitled to similar use of the parking facilities. Notwithstanding the foregoing to the contrary, if any portion of the Parking Deck and/or surface parking lot surrounding the Building is taken by eminent domain or deed in lieu thereof, then the number of Parking Spaces made available to Tenant shall be reduced to such number of Parking Spaces as will allot Tenant the same percentage of the total parking spaces in such surface lot and Parking Deck after the taking as Tenant had before the taking (for illustration purposes, if 7.96 parking spaces per 1,000 rentable square feet in the initial Premises represents 90% of the total spaces in surface lot and Parking Deck before the taking, and if 6.0 parking spaces per 1,000 rentable square feet in the initial Premises represents 90% of the total spaces in surface lot and Parking Deck after the taking, then Tenant shall only be entitled to 6.0 parking spaces per 1,000 rentable square feet in the initial Premises after the taking); provided, always, nothing contained in this paragraph is intended or shall be construed to affect in any way Tenant's express rights under Section 10 of the Lease to terminate this Lease and to have Rent reduced following certain types of condemnations or takings as described in
Section 10.

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                                                                         Page


(c) All parking facilities furnished by Landlord shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable rules and regulations with respect thereto, provided that there shall be no charge to Tenant or its employees or invitees for use of the Parking Spaces during the Term (including any extensions and renewals thereof), except in connection with Operating Costs and except for the reasonable cost of any access cards. Landlord further reserves the right to change or reconfigure the parking facilities and designate the parking spaces therein, to construct or repair any portion thereof, and to restrict or eliminate the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises and without Landlord being deemed in default hereunder; provided, however, the number of Parking Spaces as set forth in Section 42(b) above shall be maintained throughout the Term (including any extensions and renewals thereof).

(d) If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces, and Tenant shall thereafter be responsible to insure that its employees park in the designated areas. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about such parking facility.

(e) Five (5) of Tenant's Parking Spaces in close proximity to the Building loading dock shall be designated for the exclusive use of Tenant's couriers and/or mail service. Landlord shall not be required to police or enforce such designated reserved spaces. Subject to Legal Requirements, Landlord shall use reasonable efforts to designate seven (7) parking spaces in close proximity to the front and/or side of the Building as visitor parking spaces.

43. Non-Disturbance Agreement. This Lease shall be prior to and superior to any mortgage now or hereafter encumbering or affecting the Premises; provided, however, Tenant agrees that upon request from the Landlord or from the holder or proposed holder of any mortgage, Tenant shall execute a subordination, non-disturbance and attornment agreement ("non-disturbance agreement") in form reasonably satisfactory to the mortgagee and mortgagee's counsel, subordinating this Lease to such mortgage and to the interest of such holder and its heirs, successors and assigns. Tenant's obligation to execute and deliver a non-disturbance agreement pursuant to the preceding sentence is expressly conditioned upon Landlord and such other requesting party also executing and delivering such non-disturbance agreement. Tenant hereby agrees that the form of the non-disturbance agreement annexed to this Lease as Appendix I is satisfactory to Tenant and Tenant's counsel in all respects and will satisfy, in full, the requirements of this Lease, including the provisions of this Section, relating to the delivery of a non-disturbance agreement. With respect to Section 8 (Certifications) of the non-disturbance agreement annexed to this Lease as Appendix I, Tenant shall not be required to make any certification therein which is not true and correct. Landlord will join in the signing of the non-disturbance agreement.

44. Operating Cost Share Rent During Initial 24 Months of Term. Notwithstanding anything containing in Section 2 of this Lease to the contrary:

(a) No Operating Cost Share Rent shall be due or payable prior to the second anniversary of the Commencement Date for Phase 1 of the Premises;

(b) The payment of Operating Cost Share Rent with respect to the initial 24 months of the Term shall be due and payable on the second anniversary of the Commencement Date for Phase 1 of the Premises; and

(c) The amount of the Operating Cost Share Rent which shall be due and payable by Tenant on the second anniversary of the Commencement Date for Phase 1 of the Premises shall be equal in amount to the excess, if any, of (i) the Operating Costs for the 24-month period beginning on the Commencement Date for Phase 1 of the Premises and ending on the second anniversary of the Commencement Date for Phase 1 of the Premises, over (ii) Nine Hundred Thousand Dollars ($900,000.00). Following such second anniversary date, Landlord shall provide a statement to Tenant showing the amount, if any, of such Operating Cost Share Rent which is due and payable by Tenant, and within ten (10) days after receiving such statement from Landlord, Tenant shall pay Landlord the

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                                                                         Page

amount of Operating Cost Share Rent as shown in such statement. If the Operating Costs for the 24-month period beginning on the Commencement Date for Phase 1 of the Premises and ending on the second anniversary of the Commencement Date for Phase 1 of the Premises are less than Nine Hundred Thousand Dollars ($900,000.00), then Tenant shall be granted a credit against Operating Cost Share Rent next becoming due under this Lease in an amount equal to the dollar amount of any such difference; and

(d) In addition to the amount due Landlord by Tenant pursuant to the provisions of this Section 44 above, the provisions of Section 2 of the Lease with respect to the method of billing and payment of Operating Cost Share Rent by Tenant shall be applicable on the second anniversary of the Commencement Date for Phase 1 of the Premises and continuing thereafter throughout the balance of the Term.

45. Tenant Termination Right. If the Completion Date for Phase 1 of the Premises has not occurred on or before July 6, 1999 (the parties specifically intending to insert the date "July 6, 1999" and not the date "July 6, 1998") for any reason whatsoever other than due to Tenant Delay, Tenant, at its option at any time thereafter but prior to the Completion Date for Phase 1 of the Premises, may terminate this Lease by notice to Landlord, and Landlord and Tenant shall thereupon be released from all obligations under this Lease.

46. Telephone Service. As long as Tenant is leasing all of the rentable area in the Building, with Landlord's prior written consent (which consent shall not be unreasonably withheld) and subject to compliance with all applicable Legal Requirements, Tenant shall have the right to contract with alternate providers of local telephone service for the provision of, without limitation, telephone, data, information or other telecommunication services to the Premises. With Landlord's prior written consent (which consent shall not be unreasonably withheld), and subject to such reasonable rules and regulation as may be promulgated by Landlord, Landlord shall allow such telecommunications equipment to be installed in the Building's risers and other areas approved by Landlord for the provision of such services to the Premises. The exercise and enjoyment of the rights under this Section 46 shall be at Tenant's sole cost and expense.

47. Electric Service. Landlord has advised Tenant that, as of the date of this Lease, Georgia Power Company (the "Current Electric Service Provider") is the utility company selected by Landlord to provide electricity service for the Development, including the Building. Notwithstanding the foregoing, as long as Tenant is leasing all of the rentable area in the Building, and subject to the terms and conditions of this Section 47, Tenant shall have the right at any time and from time to time during the term of this Lease to require that Landlord contract for service from a different company or companies providing electricity service (each an "Alternate Service Provider"), but only if and to the full extent permitted by applicable Legal Requirements. If an Alternate Service Provider is willing and able to provide such electricity service to the Building, then Landlord shall, at Tenant's sole cost and expense, contract with such Alternate Service Provider to provide electricity service to the Building; provided, however, Landlord shall not be required to contract with the Alternate Service Provider if it would adversely affect Landlord in any way. Tenant shall fully cooperate with Landlord, the Current Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Current Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be responsible or liable for any damage, loss, cost or expense which Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quality or character of the electric energy supplied by the Current Electric Service Provider or any Alternate Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease. The exercise and enjoyment of the rights under this Section 47 shall be at Tenant's sole cost and expense.

48. Right of First Offer to Purchase.

(a) Except as hereinafter provided, during the Term of this Lease and provided that (i) Tenant shall not be in default (after any applicable notice and cure period) under this Lease on the date Tenant elects to purchase the Land

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and Building in accordance with the provisions of this Section 48 or on the date of the closing of the purchase and sale, (ii) the original named Tenant herein or its Affiliate is leasing all of the rentable square feet in the Building, and
(iii) Tenant shall not have assigned this Lease to any person or entity that is not an Affiliate of Tenant, Landlord shall not transfer or convey its fee title to the Land and the Building in a Single Asset Transaction (as such term is hereinafter defined) without first complying with the provisions of this Section
48. As used herein, the term "Single Asset Transaction" shall mean a sale transaction that does not involve any land or improvements other than the Land and Building. Landlord covenants with Tenant that Landlord shall not include additional land or additional improvements in the proposed sale transaction for the sole purpose of nullifying Tenant's right of first offer under this Section
48. Should Landlord desire to so transfer or convey the Land and the Building in a Single Asset Transaction, Landlord shall give Tenant notice thereof, which notice shall specify the cash consideration which Landlord would accept for the transfer and conveyance of the Land and the Building to Tenant, free of mortgage debt. Tenant shall have thirty (30) days after such notice (the "Due Diligence Period") in which to elect either to purchase the Land and the Building for such cash consideration or to elect not to so purchase. During the Due Diligence Period, Tenant shall, if and to the extent it desires to do so, independently obtain, perform and approve at its sole expense:

(i) engineering reports, including, without limitation, an inspection of the structure and integrity of the Building, including foundation, walls, roof, floors and supports; inspection of all mechanical systems, including heat, HVAC and electrical; and inspection of water and sewer systems;

(ii) all architectural reports and surveys as Tenant deems necessary;

(iii) all environmental inspections and reports as Tenant and its inspectors deem necessary of the Building and the Land; and

(iv) title examinations, reports and commitments for title insurance.

(b) Upon request, Landlord shall furnish to Tenant, at Tenant's expense, copies of the foregoing due diligence items which are in Landlord's possession. All of the above inspections and reports shall be performed at reasonable times during normal business hours upon no less than forty-eight (48) hours prior notice to Landlord and shall not interfere with Landlord's business operations at the Development. Tenant may not perform any soil boring tests without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall, at Tenant's sole expense, repair any damage caused by such soil boring tests to the reasonable satisfaction of Landlord. Tenant further agrees to repair any damage to the Building, the Land or the other portions of the Development and to defend, indemnify and hold Landlord harmless for any damage, loss, cost, claim or fee (including attorney's fees) arising from any and all of the above inspections and reports and any other inspections and reports performed by or at the request of Tenant, its agents, contractors and employees (including, but not limited to, accountants, appraisers, engineers and architects).

(c) Failure of Tenant to respond to Landlord within the Due Diligence Period shall be conclusively deemed to constitute Tenant's election not to so purchase.

(d) If Tenant elects to so purchase, then a closing of such purchase and sale shall be held within fifteen (15) days of the expiration of the Due Diligence Period at a time and place in Atlanta, Georgia selected by Landlord. At such closing, Landlord shall transfer by limited warranty deed fee simple title to the Land and Building, subject to the following matters: (a) matters of record encumbering such title; (b) zoning regulations, building codes and similar ordinances (including any violations thereof); (c) all matters which would be disclosed by a current and accurate survey and inspection of said property; (d) rights of parties in possession of said property; (e) the lien of current years ad valorem taxes; (f) tenant leases; and (g) inchoate mechanics and materialmen' liens. All mortgages or other encumbrances to secure debt shall be paid out of the sales proceeds if not discharged by Landlord prior to such conveyance. Tenant shall assume all of Landlord's duties and obligations under all leases and service contracts for such property. Rent, taxes, utilities and service charges shall be prorated as of the date of closing. All recording costs, taxes and fees shall be borne by Tenant, with the exception of the Georgia transfer tax, which shall be paid by

                                                                         Page


Landlord. Landlord and Tenant agree to execute such other and further documentation as shall be necessary or advisable to effectuate the foregoing as reasonably requested by the other party, including without limitation a reciprocal easement agreement relating to ingress and egress, parking rights in the Parking Deck, and the costs associated with the Parking Deck (any such agreement shall provide, inter alia, that Tenant's parking ratio and obligation to share costs relating to the Parking Deck [including taxes thereon and the cost of maintaining, repairing, insuring, and operating the Parking Deck] shall be substantially the same as provided by this Lease).

(e) If Tenant elects not to so purchase, Landlord shall be free to sell such property to any person within one (1) year of Landlord's notice to Tenant so long as the consideration paid by the purchaser is not less than ninety percent (90%) of the amount stated in Landlord's notice to Tenant, even if such consideration is not all cash, as, for example, purchase money financing or a property exchange, but in such cases, the non-cash consideration shall be converted to the reasonable cash equivalent thereof for purposes of determining whether such 90% test has been met. At any time, Landlord may send a new notice to Tenant, and if Tenant elects not to so purchase, such one year period shall commence anew. While no consent or waiver of Tenant shall be required, Tenant agrees to certify to any such purchaser in writing whether the provisions hereof have been complied with by Landlord.

(f) This Section 48 shall not apply to any sale, leasing of the entire Building and/or the Land or other transfer between or among any current or future partners in Landlord, the successors of current or future partners, or entities which are affiliated with any such partners or successors, but any such transfer shall not relive the successor in title of its obligation to comply with this
Section 48. This Section 48 shall not apply to any leasing of less than all of the Building or to the grant of easements, covenants or other encumbrances which do not result in the divestment of substantially all of the interest of Landlord in the Building and this Section 48 shall not apply to any sale transaction that involves land and/or improvements in addition to the Land and Building. If the property is sold or transferred after a right of first offer to purchase is afforded to Tenant under this Section 48 and Tenant either waives or declines to purchase, then this provision shall expire and become null and void, and the purchaser or grantee shall take free of this Section 48. Further, this Section 48 shall not be applicable to any financing transaction where a deed to secure debt, security deed, security agreement, mortgage, sale and leaseback or other financing instrument (hereinafter referred to as a "security instrument") is granted to encumber the Land or the Building or both or parts thereof or interests therein or interests in Landlord as security for debt and/or obligations, and it shall not apply to any foreclosure sale or deed in lieu of foreclosure under any such security instrument. It is intended that this Section 48 is unconditionally subordinate and inferior to any security instrument now or hereafter granted on any of the aforementioned properties or interests, and this
Section 48 shall be extinguished upon a foreclosure sale or deed in lieu of foreclosure under a security instrument.

     APPENDIX G

     BASE RENT SCHEDULE

The annual Base Rent during the initial Term is equal the product of (a) the applicable Base Rent rate per rentable square foot per annum for each respective year set forth below multiplied by (b) the number of rentable square feet then existing in the Premises, to wit (the Commencement Date for Phase 1 of the Premises is abbreviated below as "CD 1"):


Base Rent Rate Per Annum
Period                     Per Rentable Square Foot
------                     ------------------------
CD 1 - 12/31/98                     $23.42
1/1/99 - 6/30/99                    $24.65
7/1/99 - 6/30/00                    $24.65
7/1/00 - 12/31/00                   $26.50
1/1/01 - 12/31/01                   $26.82
1/1/02 - 12/31/02                   $27.14
1/1/03 - 12/31/03                   $27.48


                                                                         Page


Base Rent Rate Per Annum
Period                     Per Rentable Square Foot
------                     ------------------------
1/1/04 - 12/31/04                   $27.81
1/1/05 - 12/31/05                   $28.16
1/1/06 - 12/31/06                   $28.53
1/1/07 - 12/31/07                   $28.89
1/1/08 - 12/31/08                   $29.26
1/1/09 - End of initial Term        $29.63

With respect to Phase 1 of the Premises, the Base Rent for each twelve-month period shall be paid in twelve (12) equal monthly installments in advance on the first day of each calendar month, commencing on the Commencement Date for Phase 1 of the Premises and continuing thereafter throughout the Term.

With respect to Phase 2 of the Premises, the Base Rent for each twelve-month period shall be paid in twelve (12) equal monthly installments in advance on the first day of each calendar month, commencing on the Commencement Date for Phase 2 of the Premises and continuing thereafter throughout the Term.

With respect to Phase 3 of the Premises, the Base Rent for each twelve-month period shall be paid in twelve (12) equal monthly installments in advance on the first day of each calendar month, commencing on the Commencement Date for Phase 3 of the Premises and continuing thereafter throughout the Term.

-----------------------
NOTE: The above Base Rent schedule includes Tenant's share of the cost of the Parking Deck. It does NOT include any Additional Rent which may be payable by Tenant pursuant to the provisions of Section 2.2 of Appendix C of this Lease.

     APPENDIX H

     LEGAL DESCRIPTION OF LAND
     APPENDIX I

     SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (hereinafter referred to as this "Agreement"), made as of the 16th day of February, 1998, by and among __________________________(hereinafter referred to as "Lender") under the Loan Documents (as defined below), ____________________, a _____________________(hereinafter referred to as "Landlord") and
________________, a _________________(hereinafter referred to as "Tenant").

         W I T N E S S E T H:

WHEREAS, Lender is now the owner and holder of that certain note (the "Note") of the Landlord and a first deed to secure debt and security agreement more particularly described on Exhibit "A" annexed hereto (said deed to secure debt and security agreement, as it may be amended, increased, renewed, modified, consolidated, replaced, combined, substituted, severed, split, spread or extended, being herein called the "Deed", and the Note, Deed and all other documents and instruments evidencing, securing or otherwise relating to the loan which is the subject of the Note and the Deed are collectively referred to herein as the "Loan Documents") covering certain real property more particularly described on Exhibit "B" annexed hereto (the "Property"); and

WHEREAS, Tenant is the lessee or tenant under a certain lease made by Landlord, as the original lessor or landlord, which lease (including any modifications or amendments thereof) and the portion of the Property therein leased (the "Demised Premises") are more particularly described on Exhibit "C" annexed hereto (as such lease may hereafter be amended, modified or supplemented by written agreement, from time to time, among Landlord and Tenant and consented to in writing by Lender, the "Lease"); and

                                                                         Page


WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Deed.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Non-Disturbance. So long as Tenant is not in default (as described in Section 12 of the Lease, which term "default" shall mean beyond any applicable period given Tenant to cure such default as provided in the Lease) in the payment of base rental or additional rental or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed: (a) Tenant's possession or occupancy of the Demised Premises and Tenant's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be terminated, diminished or interfered with by Lender in the exercise of any of Lender's rights under the Deed; and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest under the Lease because of any default under the Deed.

2. Attornment. If (a) any proceedings are brought for the foreclosure of the Deed or (b) the Property is conveyed by deed in lieu or assignment in lieu of foreclosure (or similar device), Tenant shall attorn to and recognize the Lender [or any other holder of the Note or its nominee], its nominee, or such purchaser, as the case may be, as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time, and from time to time, upon the request of Landlord, Lender or of any other holder of any of the indebtedness or other obligations secured by the Deed or any such nominee or purchaser, any instrument or certificate which, in its sole judgment, Landlord, Lender, such other holder, or such nominee or purchaser, as the case may be, deems to be necessary or appropriate in any such foreclosure proceeding or conveyance or assignment in lieu of foreclosure (or similar device) or otherwise to evidence such attornment. To the extent permitted by applicable law, Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give it any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any foreclosure or other proceedings for enforcement of the Deed or the taking of a deed or assignment in lieu of foreclosure (or similar device).

3. Liability of Lender. If Lender [or any other holder of the Note or its nominee] or its nominee shall succeed to the interests of Landlord under the Lease in any manner, or if any purchaser acquires the Property or any part thereof including the Demised Premises upon any foreclosure of the Deed or by a conveyance or assignment in lieu of such foreclosure (or similar device), Lender, its nominee, such other holder [or its nominee], or such purchaser, as the case may be, shall have the same remedies by entry, action, or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of base rental or additional rental or in the performance of any of the terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, had not succeeded to the interest of Landlord. From and after such attornment, Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, shall be bound to Tenant under all the terms, covenants and conditions of the Lease. Except as herein provided, Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender, its nominee, or such other holder [or its nominee] or such purchaser, as the case may be, have the same remedies against Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, had not succeeded to the interest of Landlord; provided, however, that Lender, its nominee, such other holder [or its nominee] or such purchaser, as the case may be, shall not be:

(i) obligated to cure any defaults under the Lease of any prior landlord (including Landlord), but nothing is this clause (i) shall release Lender from its obligation under the Lease to cure defaults under the Lease committed or continued thereunder by Lender, provided that Lender shall not be obligated to cure any defaults under the Lease of

                                                                         Page

any prior landlord;

(ii) liable for any act or omission of any prior landlord (including Landlord) except to the extent (and for the time period) that Lender continues such act or omission, provided, however, nothing contained in this clause (ii) is intended or shall be construed to affect or diminish the right of Tenant to make Permitted Offsets (as such term is defined in clause (iii) below);

(iii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord), except those offsets which Tenant is expressly permitted to make pursuant to the provisions of the Lease which arose out of Landlord's default under the Lease, provided that Tenant has promptly thereafter notified Lender and given Lender an opportunity to cure same as provided in Section 7 below, and except to the extent (and for the time period) that Lender continues any such prior default which gives rise to such offset (collectively, the "Permitted Offsets");

(iv) bound by any base rental or additional rental which Tenant might have paid for more than the current month to any prior landlord (including Landlord);

(v) bound by any amendment or modification of the Lease made without Lender's prior written consent;

(vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under the Lease, provided, however, nothing contained in this clause (vi) is intended or shall be construed to affect or diminish the right of Tenant to make Permitted Offsets; or

(vii) responsible for security deposits or other refundable fees unless paid over to Lender, provided, however, nothing contained in this clause (vii) is intended or shall be construed to affect or diminish the right of Tenant to make Permitted Offsets.

4. No Affect on Security Title and Lien of Deed. Nothing herein contained shall in any way impair or affect the security title and lien created by the Deed except as may be specifically set forth herein. Nothing herein contained is intended, nor shall be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the conditions of the Lease on Tenant's part to be performed.

5. Subordination. Tenant hereby covenants and agrees that the Lease, together with all rights, title, interests, estates, options, liens and charges created thereby, is hereby expressly made, now is and shall at all times continue to be subject and subordinate in all respects to the Loan Documents, the Deed, the Note, all sums advanced under the Note, and all other documents and instruments evidencing or securing (or to evidence or secure) the indebtedness evidenced by the Note and secured by the Deed and to all amendments, consolidations, extensions, replacements, modifications, renewals, recastings, refinancings, transfers and assignments thereof. Tenant, upon request, shall execute and deliver any certificate or other instrument whether or not in recordable form which Lender may request to perfect, confirm or effectuate said subordination. The Loan Documents shall be superior to the right, title, interest and estate of Tenant in and to the Demised Premises by virtue of the Lease. The Loan Documents may be amended from time to time without the consent of Tenant.

6. Notices. Any notice or communication required or permitted hereunder shall be given in writing, hand delivered, sent by any overnight courier service providing dated evidence of delivery, or sent by United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed as set forth on Exhibit "D" annexed hereto, or to such other address or in care of such other person as hereafter shall be designated in writing by the applicable party sent in the manner in this Paragraph 6 provided and shall be deemed to have been given as of the date of receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall constitute receipt.

7. Default by Landlord. So long as the Deed remains outstanding and unsatisfied, Tenant will mail or deliver

                                                                         Page


to Lender, at the address and in the manner herein provided, a copy of all notices permitted or required to be given to Landlord by Tenant under and pursuant to the terms and provisions of the Lease. In addition thereto, so long as the Deed remains outstanding and unsatisfied, Tenant will mail or deliver to Lender, at the address and in the manner hereinabove provided, written notice of any default or claimed default of Landlord under the Lease (whether or not Tenant is obligated under the Lease to give written notice thereof to Landlord). If Landlord shall fail to cure any default within the time prescribed by the Lease, Tenant shall give further notice of such fact to Lender. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under the Lease as therein provided (but not less than thirty
(30) days from the receipt of notice), Lender may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of the Lease, and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord. Tenant agrees that notwithstanding any provisions of the Lease, no notice of cancellation shall be effective unless Lender has received notice as herein provided, and Lender has failed within sixty (60) days of its receipt of such notice to cure the default, or if the default cannot be cured within sixty (60) days, has failed to commence and diligently prosecute the curing of the default (which may include, but not be limited to, commencement of foreclosure proceedings, if necessary to effect such cure) which gave rise to such right of cancellation.

8. Certifications. Tenant hereby certifies to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Demised Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder. Landlord hereby certifies to Lender that a true and correct copy of the Lease has been delivered to Lender; that the Lease has been duly executed by Landlord and is in full force and effect; that the Lease is a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Demised Premises; and that the Lease has not been modified or amended except as specified herein.

9. Assignments, Modifications, Etc. Tenant shall not, without obtaining the prior written consent of Lender, (i) assign the Lease or sublease the Demised Premises or any portion thereof other than pursuant to and not in violation of the provisions of the Lease; (ii) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof; or (iii) enter into any agreement amending, modifying or terminating the Lease. Tenant agrees that no termination of the Lease as described in the preceding clause (iii) shall be effective without the express prior written consent of Lender. With respect solely to any amendment or modification of the Lease which pursuant to the provisions of the Lease Landlord and Tenant are expressly and specifically required to execute and deliver in order to confirm an event (e.g., an amendment agreement to confirm the leasing of First Refusal Space by Tenant), Lender hereby agrees that it will not unreasonably withhold or delay its consent to any such amendment or modification of the Lease which is submitted to Lender for its consent. The "reasonableness" standard described in the immediately preceding sentence shall not be applicable to any other amendment or modification.

10. Limited Liability of Lender. Anything herein or in the Lease to the contrary notwithstanding, in the event that Lender [or any other holder of the Note or its nominee] or its nominee shall succeed to the interest of the Landlord under the Lease (any of the foregoing being herein referred to as the "Successor"), the Successor shall have no obligation, nor incur any liability, beyond its then interest, if any, in the Property and Tenant shall look exclusively to such interest of the Successor, if any, in the Property for the payment and discharge of any obligations imposed upon the Successor hereunder or under the Lease and the Successor is hereby released or relieved of any other liability hereunder and under the Lease. Tenant agrees that with respect to any judgment which may be obtained or secured by Tenant against the Successor, Tenant shall look solely to the estate or interest owned by the Successor in the Property and Tenant will not collect or attempt to collect any such judgment out of any other assets

                                                                         Page

of the Successor.

11. Satisfaction of Lease Requirements. Tenant agrees that this Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement with respect to the Deed. Tenant further agrees that in the event there is any inconsistency between the terms and provisions of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall be controlling.

12. Modifications; Binding Effect. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. The term "Landlord", as used herein, shall mean and include the Landlord under the Lease and any successor landlord under the Lease up to and including any landlord succeeding to the position of Landlord prior to and other than Lender. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, their legal representatives, successors and assigns (except for assignees of Tenant, other than a permitted assignee of Tenant to the extent of a permitted assignment under the Lease), and any purchaser or purchasers at foreclosure of the Property, and its or their respective heirs, personal representatives, successors and assigns.

13. Assignment of Rents. Tenant acknowledges that it has notice that the Landlord's interest under the Lease and the rent and all other sums due thereunder have been assigned to Lender as part of the security for the indebtedness secured by the Deed, and Tenant expressly consents to such assignment. In the event that Lender notifies Tenant of an event of default under the Deed and demands that Tenant pay rent and all other sums due under the Lease to Lender, Tenant agrees that it shall pay rent and all other sums due under the Lease directly to Lender.

14. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Georgia. If any of the terms of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of any such terms to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

15. Exhibits. All exhibits attached hereto are by this reference incorporated fully herein, and the term "this Agreement" shall include all such exhibits.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

"LENDER":
---------

Signed, sealed and delivered                                           ,
in the presence of:                               ---------------------
                                                a
                                                  ---------------------

Witness                                         By:
                                                  ---------------------


Title:
Notary Public
Attest:
My Commission expires:
Title:

[SEAL]
[NOTARIAL SEAL]

                                                                         Page

"LANDLORD":


Signed, sealed and delivered                                           ,
in the presence of:                              ----------------------
                                                a
                                                 ----------------------

Witness                                         By:
                                                  ---------------------

Title:
Notary Public

My Commission expires:
Title:

[SEAL]
[NOTARIAL SEAL]


"TENANT":


Signed, sealed and delivered                                           ,
in the presence of:                              ----------------------
                                                a
                                                 ----------------------


Witness                                        By:
                                                 ----------------------

Title:
Notary Public

My Commission expires:
Title:

[SEAL]
[NOTARIAL SEAL]


     EXHIBIT "A"

     DESCRIPTION OF DEED


That certain Deed to Secure Debt and Security Agreement, dated ___________, 19____ , by and among _______________, a _______________, as Borrower and
________________, as Lender, to be recorded in the records of the Superior Court of Fulton County, Georgia, given to partially secure an indebtedness in the original stated principal amount of $ _____________, as the same may be amended, supplemented or modified from time to time.


     EXHIBIT "B"

     LEGAL DESCRIPTION OF PROPERTY

                                                                         Page


     EXHIBIT "C"

     DESCRIPTION OF LEASE AND DEMISED PREMISES


Lease Agreement, dated ___________, 19__ , between ________________, a
_______________, as Landlord, and ____________, a ___________, as Tenant. The
initial Demised Premises cover of the office building located on the Property.



         EXHIBIT "D"

         NOTICE ADDRESSES


The address of Landlord is:


----------------------

----------------------

----------------------

----------------------

----------------------

Attn:
    ------------------

The address of Lender is:


----------------------

----------------------

----------------------

----------------------

----------------------

Attn:
     -----------------

with a copy sent to:


----------------------

----------------------

----------------------

----------------------

----------------------


Attn:
    ------------------


The address of Tenant is:

Prior to the Commencement Date of the Lease:
--------------------------------------------


----------------------

----------------------

----------------------

----------------------

----------------------

                                                                         Page


After the Commencement Date of the Lease:
-----------------------------------------


----------------------

----------------------

----------------------

----------------------

----------------------





     APPENDIX J

BASE BUILDING

I. General.

A. This Appendix specifies the base building elements (the "Base Building") that shall be provided by Landlord at Landlord's expense, except as otherwise provided. As used in this Lease, the term "base building plans and specifications" means the following: See the plans and specifications listed on
Schedule 1 of this Appendix J and made a part hereof by reference. Except as otherwise expressly provided in this Appendix J, the Base Building work is reflected in said base building plans and specifications. B. The Base Building shall be designed to meet all applicable minimum code requirements for commercial office building construction or the requirements of this Appendix , whichever are the more stringent, including the requirements of the Americans With Disabilities Act (taking into account that the Premises will be a "place of public accommodation" as defined thereunder). C. The equipment, services, and utilities furnished by Landlord must be free of safety, health, and fire hazards. D. Landlord shall provide Tenant a copy of the site work and base building plans and specifications and a copy of all construction contracts for all site work and base building construction. Landlord will provide Tenant copies of all changes to the site work and base building plans and specification and copies of all change orders issued to construction contracts for site work and base building construction.

II.      Site.

A. The site shall be fully graded and landscaped. Landlord shall install and place in good working order all site improvements shown on the development plan. Improvements shall include, but are not limited to, sewer, water, telephone service, electrical service, storm drainage structures, storm water management structures, roads, parking, and signs, sidewalks, irrigation, and landscaping.
B. Landlord shall provide Tenant a survey of the site and a copy of the site development plan. The survey shall contain the following information.

1. Land area of the site;

2. Current zoning designation of the site and adjoining parcels;

3. Topography;

4. Property restrictions which would limit or affect development, including current and proposed set-backs, easements, flood plains, and wet lands; and

5. Site utilities, including power, telephone, gas, and storm drainage.

C. Landlord shall provide Tenant a copy of the site geotechnical and environmental reports.

III. Structure.

A. The Building structure shall accommodate a minimum tenant live load of 100 pounds per square foot within the Premises, which includes 20 pounds per square foot for tenant partitions. The structure shall accommodate a wind load based on an 80-mph wind zone.

B. The seismic design for the Building shall meet SBC
Seismic Performance Category B requirements.

C. The Building foundation will satisfy minimum code requirements for allowable total and differential

                                                                         Page


settlement. Landlord shall be responsible for any damage to leasehold improvements caused by building settlement or other foundation or structural defects.

D. The Building foundation and below-grade spaces shall be protected with a properly installed foundation drainage and waterproofing system.

E. Concrete floors within the Premises shall have a specified overall value (S.O.V.) floor flatness (Ff) of 23 and floor levelness (FL) of 18 as determined by ASTM E1155-87. Concrete floors within the Premises shall have a minimum local value (M.L.V.) floor flatness (Ff) of 15 and minimum floor levelness (FL) of 10 as determined by ASTM E1155-87. Landlord shall survey and correct at Landlord's expense all deviations from floor flatness and floor levelness criteria.

IV. Building Skin and Roof.

A. The Building skin and roof will be complete, and shall include all masonry, pre-cast concrete panels, cladding, EIFS, caulking, vision and spandrel glass, store front glass, exterior doors and hardware, membrane or built-up roofing, ballast, flashing, and other elements required to make the Building weather-tight. The Building skin and roof shall be sufficiently weather tight to prevent weather damage to leasehold improvements.

B. The exterior Building perimeter, roof, and foundation shall be insulated in accordance with energy code requirements.

C. The interior face of all non-glazed exterior walls in the Premises and common areas shall be insulated to energy code requirements and covered with gypsum wallboard. The gypsum wallboard shall be taped, blocked, finish sanded and prime painted ready to receive a final finish. On Tenant floors where Landlord shall not cover the interior face of exterior walls with gypsum wallboard, Landlord shall credit the Landlord's Contribution by an amount equal to the value of the gypsum wallboard; it is agreed that the maximum total credit for this item shall equal $10,100. D. Exterior face of all interior exposed columns in the Premises shall not be covered with gypsum wallboard.

V. Building Common Areas.

A. The Building entrance lobby, common corridors, restrooms, mechanical spaces, janitorial spaces, loading dock, trash removal spaces, and other common areas will be finished complete.

B. Men and women's rest rooms shall be located on each floor per code requirements. Restrooms shall meet ADA requirements. Restrooms shall be complete with all fixtures, partitions, accessories, lavatories, lavatory tops, and mirrors. Fixtures and accessories shall be institution grade or better, and shall be water saving type, as appropriate. Toilet fixtures shall be wall-hung. Toilet partitions shall be ceiling-hung and have a baked enamel finish with chrome hardware, or shall consist of metal studs covered with gypsum wallboard. Wet walls and floors shall be covered with ceramic tile. Other walls shall be covered with vinyl wall covering or multi-colored paint. Lavatory tops shall be natural stone or solid surfacing materials (DuPont Corian or better).

C. Exit stairways shall be provided on each floor per code and ADA requirements. Stairways shall be complete with all wall, floor, and ceiling finishes, lighting, handrails, treads and risers, doors and hardware, emergency lights, and exit signs.

D. Passenger elevators and service elevators (if any are shown on the base building plans) shall serve each tenant floor not having ground level access and be in good working order. Elevators shall meet ADA requirements. Passenger elevators must have a capacity to transport in five (5) minutes fifteen percent (15%) of the normal population of all upper floors (based on 125 occupied square feet per person). Further, the dispatch interval between elevators during the up-peak demand period should not exceed thirty-five (35) seconds.

E. Multi-tenant floors shall have a finished elevator lobby per applicable codes, complete with all wall, floor, and ceiling finishes, lighting, emergency lights, and exit signs. On single tenant floors where Tenant shall finish the elevator lobby as part of its leasehold improvements, Landlord shall credit the Landlord's Contribution by an amount equal to the value of a multi-tenant floor elevator lobby; it is agreed that the amount of the total credit for this item shall equal $12,000 per floor; $24,000 in the aggregate for two floors.

F. Common area corridors will be finished per code requirements, complete with all floor, wall, and ceiling finishes, lighting, emergency lights, and exit signs.

G. Landlord shall provide no less than three (3) 4" diameter, conduit sleeves in common area mechanical

                                                                         Page


spaces for Tenant's use to feed voice, video, and data cable risers. Conduit sleeves shall allow Tenant to service Tenant supplied and installed roof mounted antenna systems which may be expressly permitted by this Lease. Antenna or other equipment to be placed on the roof will be subject to Landlord's prior written approval. Conduit shall terminate in the Building main telephone room to allow Tenant to connect to the Building main telephone service. Landlord shall provide Tenant reasonable access to the Building common area telephone equipment rooms to connect to Building telephone services. Tenant voice and data backboards and distribution equipment shall be located in the Premises.

H. Landlord will not locate any electrical and mechanical chases in the Premises, except two (2) wet columns per floor as shown on the base building plans.

I. If not located within the common areas, Landlord shall provide a finished and painted janitorial closet within the Premises. The janitorial closet shall include a service sink, hot and cold water. All fixtures shall be institution grade or better. The janitorial closet service sink shall be capable of accepting condensate and condenser water drains from supplemental HVAC equipment without overflowing. Janitorial closet doors shall be fitted with an automatic deadlocking latch bolt. Access to janitorial closets will be controlled by Landlord.

J. Landlord shall provide water coolers adjacent to the restrooms in the common area on each floor.

VI. Common Walls.

A. Base Building shall include slab-to-slab gypsum wallboard on each side of all demising walls, corridors, stairwells, and other walls not interior to the Premises. Common walls shall meet fire code requirements. All common walls shall be taped, blocked, finish sanded and prime painted ready to receive a final finish. Common walls adjacent to or below fan rooms, toilets, retail areas, and mechanical spaces shall be constructed to ensure the following acoustical performance criteria: Sound Transmission Class (STC) greater than or equal to
55. All other common walls shall be constructed to ensure an acoustical performance criteria greater than or equal to STC-40.

B. Common walls shall include entry and exit doors from public corridors per applicable codes and regulations. Doors in firewalls shall meet code requirements and regulations. Entry and exit doors shall be minimum 3'0" x 8' 4" x 1-3/4" and consist of a solid core covered with a plain-sliced wood veneer meeting "Grade AA" standards of the Architectural Woodwork Institute or better. Stiles shall match face veneer. Landlord shall mount doors in door frames constructed of 16-gage metal. Doors shall be completely functional and include hinges, lever sets, closers, doorstops, and other hardware. Doors and hardware shall comply with ADA requirements. Tenant shall approve the location of all entry and exit doors to the Premises.

VII. Fire Protection and Life Safety Systems.

A. The Base Building shall include a fully functioning, approved, automatic fire protection system installed in accordance with applicable codes and regulations as specified on the base building plans. The fire protection system will be installed complete, including all mains, risers, pumps, laterals, sprinkler heads (turned up), fire extinguishers (2 per floor), fire extinguisher cabinets, backup power system, and other devices.

B. The fire protection system shall include all control and monitoring devices, including but not limited to, annunciator panels, alarm systems, pull stations, emergency lighting, exit signs, alarms, smoke and heat detectors, tamper-proof detection devices, and other devices.

C. The fire protection system shall be provided with emergency power as required by local codes.

D. All costs to adapt the fire protection system to the layout of Tenant space shall be at Tenant's expense. Tenant costs shall include:

1. Turning sprinkler heads down.

2. Installing pipe extensions on sprinkler heads to match the height of the sprinkler head to the final finished ceiling height.

3. Moving or adding any sprinkler heads because of locations of tenant partitions.

E. Tenant shall supply and install all sprinkler heads at Tenant's expense. Sprinkler heads shall be the "semi-recessed" or "flush" type.

VIII. Window Treatment.

A. The Base Building shall include building standard window treatments on the exterior windows as specified

                                                                         Page

in the base building plans. The building standard window treatment is Bali-Graber thin-type, "Tender taupe" colored horizontal blinds, one per exterior window.

IX. Electrical.

A. Power will be available in the electric room on each floor of the Building as specified on the base building plans. The total demand load for Tenant's lighting and power (excluding building system air conditioning, building system heating, and domestic hot water) shall be equal to 2 watts per rentable square foot for lighting and 4 watts per rentable square foot for power. The Base Building must include the ability to increase Tenant lighting and power demand load by twenty five percent (25%).

B. Landlord shall install all main switchboards, panel boards, distribution boards, transformer, bus duct, feeders and other equipment to completely distribute power to electrical closets on each tenant floor. Landlord shall locate an electrical service panel in the electrical closet in the common area on the same floor as the Premises. Installation of electrical service up to and including Tenant's service panel shall be a Base Building cost. Landlord shall have the right to bill Tenant, and Tenant shall pay upon demand, a prorata share of the Totalized Georgia Power Invoice to Landlord.

C. Landlord shall install all wiring, branch circuiting, conduit and devices for the complete electrical system to all public and common areas. Landlord shall provide all power wiring and connection for all mechanical equipment furnished as part of Base Building. Landlord shall provide all power wiring to life safety and fire protection systems.

D. Landlord shall provide a lightning protection system.

E. Landlord shall provide adequate space and access for Tenant's backup emergency power generator. Tenant's backup emergency power generator shall be separate from the Base Building emergency power system.

F. Tenant shall provide at its expense all engineering for electrical systems necessary to accommodate Tenant's use of the Premises.

X. Communications.

Landlord will bring telephone service, as provided by the local telephone operating company, to the Building main telephone room.

XI. Lighting.

A. Base Building shall include lighting to provide a minimum of 50 foot-candles at working surface height throughout the Premises. Tenant shall approve final location of light fixtures. Lamps shall be energy saving type. Ballast shall be energy efficient, electronic type. All open office lighting shall adhere to ANSI-A132.1 Practice for Office Lighting. Notwithstanding anything contained herein to the contrary, Landlord shall not supply or install any light fixtures as part of the Base Building. In consideration thereof, Landlord shall credit the Landlord's Contribution by an amount equal to $64,400. It is understood and agreed by Tenant that Tenant must use, and the Construction Documents must reflect the use of, Building Standard light fixtures (which shall be Lithonia 2PM3 Series - 3 lamp 2'x4' with 18 cell parabolic louver or equal), and no other light fixtures except with Landlord's written consent, which consent may be withheld in Landlord's sole and absolute discretion.

B. Base Building shall include a lighting level of at least 20 foot-candles at foot level in corridors providing ingress and egress to the Premises. Base Building shall include a lighting level of at least 10 foot-candles or minimum levels to insure safety in other interior areas.

C. Building entrances, walkways, and parking areas must be lighted. Exterior building entrances, night depositories, loading areas, and pedestrian walkways shall have a minimum of 10 foot-candles of illumination. Surface parking areas shall have a minimum of 1 foot-candle of illumination. Indoor parking areas shall have a minimum of 10 foot-candles level illumination.

D. Tenant shall provide electrical service to all lighting and light switches. Individual offices and support functions shall be locally switched. Open office areas shall be either panel switched or locally switched. The lighting shall be switched so that light levels can be reduced fifty percent (50%) at any given time and primarily during the cleaning operation. All other controllable light circuits should be coded to allow shut-off of the lighting systems in unoccupied areas.

E. Base Building shall include the cost to provide electrical service to all life safety and fire protection systems required by the Base Building. Tenant shall provide at its expense all other life safety and fire protection devices and

                                                                         Page

systems within the Premises.

F. Tenant shall provide at its expense all engineering for lighting systems necessary to accommodate Tenant 's use of the Premises.

XII. Plumbing

Tenant shall provide all engineering for plumbing systems necessary to accommodate Tenant's use of the Premises. Water lines from fixtures on the first floor of the Building will be pumped overhead.

XIII. HVAC.

A. Base Building shall include the design and installation of a semi-complete heating, ventilation, and air conditioning system. The system shall be designed to applicable American Society of Heating, Refrigeration and Air-Conditioning Engineers (ASHRAE) standards for indoor air temperature, humidity, outside air, noise, and air quality. The system shall include medium pressure ducts, duct liner, perimeter ducts, perimeter diffusers and, grills, condensers, pumps, electrical service, controls, and other equipment shown on the base building plans and specifications required for a first-class, fully functional, operating system, and shall be properly balanced and in good working order.

B. The Premises shall have one (1) thermostat for each VAV box and PIU shown on the base building plans and specifications. Thermostats shall be temporarily mounted within the Premises.

C. Final installation of thermostats in the Premises and connection to any central energy management or control system shall be at Tenant's expense.

D. Tenant shall provide at its expense all engineering for mechanical systems necessary to accommodate Tenant's use of the Premises.

XIV. Ceiling Grid and Tile.

A. The Building standard ceiling grid shall be "Armstrong - Prelude Xl.," or approved equal. Costs to modify the ceiling grid shall be paid by Tenant. Notwithstanding anything contained herein to the contrary, Landlord shall not supply or install any ceiling grid. In consideration thereof, Landlord shall credit the Landlord's Contribution by an amount equal to $35,500. Tenant understands and agrees that it shall be required to use, and the Construction Documents must reflect the use of, a Building Standard ceiling grid throughout the entire Premises, and no other ceiling grid except with Landlord's written consent, which consent may be withheld in Landlord's sole and absolute discretion.

B. Landlord shall not supply acoustical ceiling tile. The Building Standard ceiling tile is "Armstrong - Minatone" or approved equal and will have an average noise reduction coefficient (NRC) of .55 or better. Notwithstanding anything contained herein to the contrary, Landlord shall not supply or install any ceiling tile. In consideration thereof, Landlord shall credit the Landlord's Contribution by an amount equal to $31,400. Tenant understands and agrees that it shall be required to use, and the Construction Documents must reflect the use of, Building Standard ceiling tile throughout the entire Premises, and no other ceiling tile except with Landlord's written consent, which consent may be withheld in Landlord's sole and absolute discretion.

C. Tenant shall supply and install 4" sound bat insulation above ceiling tiles for 2 feet on either side of the centerline of each wall delineating all private offices, conference rooms, lunch rooms computer rooms, and other spaces so designated by Tenant. Tenant will install ceiling tile only after other above-ceiling work is complete.

XV. Building Directory.

Notwithstanding anything contained herein to the contrary, Landlord shall not provide a directory in the lobby of the Building. In lieu thereof, Landlord will credit the Landlord's Contribution by an amount equal to $6,000. Landlord shall have the right to approve any Building directory desired to be installed by Tenant at Tenant's expense, such approval not to be unreasonably withheld.

XVI. Keys.

Landlord shall supply Tenant up to 100 keys to the Premises.

                                                                         Page

XVII. Security System.

Landlord will provide an electronically controlled card access security system. The system will control all entry areas to the Building. Landlord will code each card for individual tenant employee access. Landlord shall supply Tenant up to 100 access cards to allow access to the Premises, parking areas and other common areas of the Project. Additional cards can be obtained by Tenant at its expense at approximately $250.00 per 100 cards.

     APPENDIX D

     JANITORIAL SERVICES


     DAILY
    -------

     Sweep, dry mop (using treated mops), or vacuum all floor areas (moving light furniture) of resilient wood or carpet, remove matter such as gum and tar which has adhered to the floor.

Empty and damp wipe all ashtrays and waste baskets and remove all trash.

Dust all horizontal surfaces with treated dust cloth, including furniture, files, equipment, blinds, and louvers that can be reached without a ladder.

Damp wipe all telephones, including dials and crevices.

Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

Wash and disinfect water fountains and water coolers.

Damp mop all non-resilient floors such as concrete, terrazzo and ceramic tile.

Empty all waste containers.

Dust and rub down elevator doors, walls, and metal work in elevator cabs.


     TOILET ROOMS
    --------------

Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors, spot clean light switchers, doors and walls.

Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

Furnish and refill all soap, toilet, sanitary napkin and towel dispensers.

Clean all baseboards.

Damp mop floors using detergent disinfectant.

                                                                         Page


     WEEKLY

Wash all directory board, display, entry door and side light glass, as necessary.

Spot clean carpet stains.

Spot wash interior partition glass and door glass to remove all smudge marks and finger marks from doors, partitions, woodwork, window ledges and window mullions.



     MONTHLY

Sweep stairwells and landings.

Wash all uncarpeted areas.

High dust all horizontal and vertical surfaces not reached in nightly cleaning, such as pipes, light fixtures, door frames, picture frames and other wall hangings.


     QUARTERLY

Vacuum all ceilings and wall air supply and exhaust diffusers or grills.

Wash all stairwell landings and treads.

Clean exterior windows of the building, weather permitting.

Scrub, wax and buff all tile areas.

     APPENDIX L

     BUILDING 400 FACING SIGN SPECIFICATIONS

     [To be added prior to Lease execution]

     APPENDIX M

     MONUMENT SIGN RENDERING AND SITE PLAN SHOWING LOCATION THEREOF

     [To be added prior to Lease execution]


     APPENDIX N

LEASE (SHORT FORM)

THIS LEASE (SHORT FORM) [hereinafter referred to as the "Lease (Short Form)"] is made and entered into as of the 16th day of February, 1998, between CarrAmerica Realty Corporation, a Maryland corporation (together with

                                                                         Page

its successors and assigns, hereinafter called "Landlord"), and EduTrek International, Inc., a Georgia corporation (together with its successors and permitted assigns, hereinafter called "Tenant").

     W I T N E S S E T H:

WHEREAS, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the further consideration of the covenants and undertakings hereinafter set forth, as well as each and every covenant, agreement and undertaking set forth in that certain Lease between Landlord and Tenant dated February 16, 1998 (hereinafter called the "Lease"), an executed copy of which is in the possession of each party hereto and all of which terms and conditions are hereby made a part hereof as fully and completely as if herein specifically set out in full, Landlord and Tenant do hereby covenant and agree as follows:

1. Leased Premises. Subject in all respects to the terms, provisions and conditions of the Lease, by virtue of the Lease Landlord has leased, demised and let and does hereby lease, demise and let, to Tenant and Tenant has leased and does hereby lease from Landlord the Premises (defined below), subject to the terms and conditions of the Lease. The building in which the Premises shall be located (the "Building") shall be constructed on the land located in Fulton County, Georgia, as more particularly described on Exhibit "A" attached hereto and made a part hereof. The Premises shall mean all of the rentable square feet in the Building. The Building is part of a multi-building development known on the date hereof as "Embassy Row" (the "Development").

2. Term. Subject in all respects to the terms, provisions and conditions of the Lease, the initial term of the Lease shall be one hundred thirty-eight (138) months, beginning on the Commencement Date for Phase 1 of the Premises (as such term is defined in the Lease). Subject in all respects to the terms, conditions and provisions of the Lease, Tenant has the option to extend the term of the Lease for four (4) additional consecutive periods of five (5) years each.

3. Right of First Refusal. Subject in all respects to the terms, conditions and provisions of the Lease, Tenant shall have certain antenna rights with respect to the Building, exterior signage rights with respect to the Building and with respect to the 400 Building (as defined in the Lease), and the right of first refusal to lease certain other leasable space in the other office buildings now located in the Development.

4. Conflicting Provisions. In the event that any conflict exists between the terms and provisions of this Lease (Short Form) and the terms and provisions of the Lease, the terms, conditions and provisions of the Lease shall be deemed controlling in all respects.

5. Effect of Lease (Short Form). Landlord and Tenant desire to execute, deliver and record this Lease (Short Form) for the purpose of placing the public on notice of inquiry as to the specific terms, conditions and covenants of the Lease. Nothing contained herein is intended to or does change, modify or affect any of the terms or provisions of the Lease or the rights, duties, obligations, conditions and agreements created thereby, all of which remain in full force and effect.

6. Release. Upon the request of Landlord following the expiration or termination of the Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release and/or cancellation instrument acknowledging the expiration or termination of the Lease and releasing any and all right, title and interest of Tenant in and to the Premises and all other portions of the Development under the Lease. Also upon the request of Landlord following the expiration, termination, waiver or lapse of any of the rights or options of Tenant provided for in the Lease, Tenant shall promptly execute and deliver to Landlord an appropriate release instrument acknowledging the expiration, termination, waiver or lapse of such rights or options, as the case may be. The release and/or cancellation instruments contemplated herein shall be executed in proper form for recordation in the Office of the Clerk of the Superior Court of Fulton County, Georgia. If Tenant shall fail at any time, within ten (10) days following the giving of a written request therefor, to execute, acknowledge, and deliver any such instrument, Landlord, in addition to any other remedies available to it in consequence thereof, may execute, acknowledge, and deliver the same as the

                                                                         Page

attorney-in-fact of Tenant and in Tenant's name, place, and stead, and Tenant hereby irrevocably makes, constitutes, and appoints Landlord or such holder, and their respective successors and assigns, as such attorney-in-fact for that purpose.

IN WITNESS WHEREOF, the parties hereto have executed this Lease (Short Form) under seal as of the date aforesaid.

"LANDLORD":

Signed, sealed and delivered CarrAmerica Realty Corporation in the presence of:

By:
                                         Title:
                                              ---------------------------------
Witness
[Corporate Seal]


----------------------
Notary Public

My Commission expires:

----------------------

[NOTARIAL SEAL]


"TENANT":


Signed, sealed and delivered             EduTrek International, Inc.
in the presence of:

                                         By:
                                           ------------------------------------

Witness                                  Title:
                                              ---------------------------------

Notary Public                            [CORPORATE SEAL]

My Commission expires:

----------------------

[NOTARIAL SEAL]





                                                                     Page
                                                                     ----
1. LEASE AGREEMENT                                                    3
2. RENT                                                               4
A. Types of Rent                                                      4
(1) Base Rent                                                         4
(2) Operating Cost Share Rent                                         4

                                                                         Page

                                                                     Page
                                                                     ----
(3) Additional Rent                                                   4
(4) Rent                                                              4
B.  Payment of Operating Cost Share Rent                              5
(1) Payment of Estimated Operating Cost Share Rent                    5
(2) Correction of Operating Cost Share Rent                           5
C.  Definitions                                                       6
(1) Included Operating Costs                                          6
(2) Excluded Operating Costs                                          7
(3) Taxes                                                             9
(4) Lease Year                                                        10
(5) Fiscal Year                                                       10
D.  Computation of Base Rent and Rent Adjustments                     10
(1) Prorations.                                                       10
(2) Default Interest.                                                 10
(3) Rent Adjustments.                                                 11
(4) Books and Records.                                                11
(5) Miscellaneous.                                                    12

3.  PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES
A.  Condition of Premises.                                            12
B.  Tenant's Possession.                                              12
C.  Maintenance.                                                      12

4.  PROJECT SERVICES                                                  12
A.  Heating and Air Conditioning                                      12
B.  Elevators                                                         14
C.  Electricity                                                       14
D.  Water                                                             15
E.  Janitorial Service                                                15
F.  Interruption of Services                                          15
G.  Light Fixtures                                                    16
HF. Services Standard                                                 16

5.  ALTERATIONS AND REPAIRS                                           16
A.  Landlord's Consent and Conditions.                                16
B.  Damage to Systems.                                                17
C.  No Liens.                                                         18
D.  Ownership of Improvements.                                        18
E.  Removal at Termination.                                           19

6.  USE OF PREMISES                                                   19

7.  LEGAL REQUIREMENTS AND BUILDING RULES.                            20

8.  WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.                     20
A.  Waiver of Claims.                                                 20
B.  Indemnification.                                                  20
C.  Tenant's Insurance.                                               21
D.  Insurance Certificates.                                           22
E.  Landlord's Insurance.                                             22
F.  Waiver of Subrogation.                                            22


                                                                         Page


                                                                     Page
                                                                     ----
9.  FIRE AND OTHER CASUALTY                                           22
A.  Termination.                                                      22
B.  Restoration.                                                      23

10. EMINENT DOMAIN.                                                   24

11. RIGHTS RESERVED TO LANDLORD.                                      25
A.  Name                                                              25
B.  Signs.                                                            25
C.  Window Treatments.                                                25
D.  Keys                                                              26
E.  Access                                                            26
F.  Preparation for Reoccupancy                                       26
G.  Heavy Articles                                                    26
H.  Show Premises                                                     26
I.  [Intentionally Omitted]                                           27
J.  Use of Lockbox                                                    27
K.  Repairs and Alterations                                           27
L.  Landlord's Agents                                                 27
M.  Building Services.                                                27
N.  Other Actions.                                                    27

12. TENANT'S DEFAULT.                                                 28
A.  Rent Default.                                                     28
B.  Assignment/Sublease or Hazardous Substances Default. 28
C.  Other Performance Default.                                        28
D.  Credit Default.                                                   28

13. LANDLORD REMEDIES                                                 29
A.  Termination of Lease or Possession.                               29
B.  Lease Termination Damages.                                        29
C.  Possession Termination Damages.                                   29
D.  Landlord's Remedies Cumulative.                                   29
E.  WAIVER OF TRIAL BY JURY.                                          30
F.  Litigation Costs.                                                 30

14. SURRENDER.                                                        30

15. HOLDOVER.                                                         30

16. SUBORDINATION TO GROUND LEASES AND MORTGAGES                      31
A.  Subordination                                                     31
B.  Termination of Ground Lease or Foreclosure of Mortgage            31
C.  Security Deposit                                                  31
D.  Notice and Right to Cure                                          32
E.  Definitions.                                                      32

17. ASSIGNMENT AND SUBLEASE.                                          32
A.  In General.                                                       32
B.  Landlord's Consent for Non-Affiliates; No Consent for Affiliates. 33
C.  Procedure.                                                        34
D.  Change of Management or Ownership.                                34
E.  Excess Payments.                                                  35


                                                                         Page

                                                                     Page
                                                                     ----
F.  Recapture                                                                     35

18. CONVEYANCE BY LANDLORD                                            35

19. STOPPEL CERTIFICATE                                               36

20. LANDLORD DEFAULT                                                  36

21. FORCE MAJEURE                                                     37

22. SPECIAL MASTER PROCEDURE                                          37

23. NOTICES                                                           38
A.  Landlord.                                                         38
B.  Tenant.                                                           38

24. QUIET POSSESSION                                                  39

25. REAL ESTATE BROKER                                                39

26. MISCELLANEOUS                                                     40
A.  Successors and Assigns.                                           40
B.  Date Payments Are Due.                                            40
C.  Meaning of "Landlord", "Re-Entry, "including" and "Affiliate".    40
D.  Time of the Essence.                                              41
E.  No Option.                                                        41
F.  Severability.                                                     41
G.  Governing Law.                                                    41
H.  [Intentionally Omitted].                                          41
I.  No Oral Modification.                                             41
J.  Landlord's Right to Cure.                                         41
K.  Captions.                                                         41
L.  Authority.                                                        41
M.  Landlord's Enforcement of Remedies.                               41
N.  Entire Agreement.                                                 41
O.  Landlord's Title.                                                 42
P.  Light and Air Rights.                                             42
Q.  Singular and Plural.                                              42
R.  No Recording by Tenant.                                           42
S.  Exclusivity.                                                      43
T.  No Construction Against Drafting Party.                           43
U.  Survival.                                                         43
V.  Rent Not Based on Income.                                         43
W.  Building Manager and Service Providers.                           43
X.  Late Charge and Interest on Late Payments.                        43
Y.  Tenant's Financial Statements.                                    43
Z.  No Estate.                                                        44

27. UNRELATED BUSINESS INCOME                                         44

28. HAZARDOUS SUBSTANCES                                              44

29. EXCULPATION                                                       45


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
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
30.               SPECIAL STIPULATIONS                                45



APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - JANITORIAL SERVICES
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - SPECIAL STIPULATIONS
APPENDIX G - BASE RENT SCHEDULE (WITH PARKING DECK)
APPENDIX H - LEGAL DESCRIPTION OF LAND
APPENDIX I - SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT APPENDIX J - BASE BUILDING
APPENDIX K - MODIFIED BOMA STANDARD
APPENDIX L - BUILDING 400 AND BUILDING 500 FACING SIGN SPECIFICATIONS APPENDIX M - MONUMENT SIGN RENDERING AND LOCATION THEREOF
APPENDIX N - LEASE (SHORT FORM)